Exhibit 4.1

TSMC ARIZONA CORPORATION,

as the Issuer

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED,

as the Guarantor

and

CITIBANK, N.A.,

as the Trustee

INDENTURE

Dated as of October 18, 2021

DEBT SECURITIES

TSMC ARIZONA CORPORATION, AS THE ISSUER

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED, AS THE GUARANTOR

Reconciliation and tie between the Trust Indenture Act of 1939 and this Indenture, dated as of October 18, 20211

Trust Indenture Act Section		Indenture Section
Section 310	(a)(1)	Section 7.10(a)
	(a)(2)	Section 7.10(a)
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	N.A.
	(b)	Section 7.7; Section 7.10(b)

Section 311	(a)	Section 7.1(e); Section 7.3
	(b)	Section 7.1(e)

Section 312	(a)	Section 4.6
	(b)	Section 7.11
	(c)	Section 7.11

Section 313	(a)	Section 4.8(a)
	(b)(1)	Section 4.8(a)
	(b)(2)	Section 4.8(b)
	(c)	Section 4.8(b)
	(d)	Section 4.8(b)

Section 314	(a)	Section 4.5; Section 4.7
	(b)	N.A.
	(c)(1)	Section 12.6
	(c)(2)	Section 12.6
	(c)(3)	N.A.
	(d)	N.A.
	(e)	Section 12.6

[1]	Note: This reconciliation and tie shall not be deemed to be part of the indenture for any purpose.

Trust Indenture Act Section		Indenture Section
Section 315	(a)(l)	Section 7.1(c)(i)
	(a)(2)	Section 7.1(c)(ii)
	(b)	Section 7.5
	(c)	Section 7.1(b)
	(d)	Section 7.1(d)
	(e)	Section 6.10

Section 316	(a)(last sentence)	Section 1.1 (definition of “Outstanding”)
	(a)(l)(A)	Section 6.8
	(a)(l)(B)	Section 6.8(d)
	(b)	Section 6.6
	(c)	Section 8.2(c); Section 15.3(b)

Section 317	(a)(l)	Section 6.1(c)
	(a)(2)	Section 6.1(c)
	(b)	Section 4.4

Section 318	(a)	Section 12.4

ARTICLE ELEVEN GUARANTEES

SECTION 11.1	Guarantees	38
SECTION 11.2	Termination, Release and Discharge	40
SECTION 11.3	No Subrogation	40
SECTION 11.4	Limitation on Guarantor Liability	40

ARTICLE TWELVE MISCELLANEOUS PROVISIONS

SECTION 12.1	Officers and Directors of Issuer and Guarantor Exempt from Individual Liability	41
SECTION 12.2	Provisions of Indenture for the Sole Benefit of Parties and Holders	41
SECTION 12.3	Successors and Assigns of the Issuer Bound by Indenture	41
SECTION 12.4	Trust Indenture Act Controls	41
SECTION 12.5	Notices and Demands on Trustee and Holders	41
SECTION 12.6	Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein	43
SECTION 12.7	Payments Due on Non-New York Business Days	43
SECTION 12.8	Governing Law; Consent to Jurisdiction; Waiver of Immunities	44
SECTION 12.9	Counterparts	44
SECTION 12.10	Waiver of Jury Trial	44
SECTION 12.11	Effect of Headings	44
SECTION 12.12	Severability	44

ARTICLE THIRTEEN PROVISIONS FOR MEETINGS OF HOLDERS

SECTION 13.1	Meeting of Holders	44

ARTICLE FOURTEEN IMMUNITY OF CERTAIN PERSONS

SECTION 14.1	No Personal Liability	46

ARTICLE FIFTEEN MODIFICATIONS

SECTION 15.1	Without Consent of Holders	46
SECTION 15.2	With Consent of Holders	48
SECTION 15.3	Revocation and Effect of Consents	49
SECTION 15.4	Notation on or Exchange of Debt Securities	49
SECTION 15.5	Trustee to Sign Amendments, etc	49

EXHIBIT A	Form of Face of Global Security
EXHIBIT B	Form of Face of Certificated Security
EXHIBIT C	Form of Reverse of Security—Terms and Conditions
EXHIBIT D	Form of Guarantee
EXHIBIT E	Form of Authorization
EXHIBIT F	Form of Incumbency Certificate
EXHIBIT G	Form of Transfer Certificate

THIS INDENTURE (this “Indenture”), dated as of October 18, 2021, by and among TSMC Arizona Corporation, a corporation incorporated under the laws of the State of Arizona, U.S.A, (the “Issuer”), Taiwan Semiconductor Manufacturing Company Limited, a company limited by shares organized and existing under the law of the Republic of China (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”).

W I T N E S S E T H :

WHEREAS, each of the Issuer and the Guarantor has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Issuer’s debentures, notes, bonds or other evidences of indebtedness (herein generally called the “Debt Securities”), to be issued in one or more Series (each, a “Series”), as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement in accordance with its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Debt Securities by the Holders thereof, the Issuer, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of all Holders from time to time of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article One include the plural as well as the singular.

“Additional Amounts” shall have the meaning set forth in paragraph 3(a) of the Terms.

“Additional Securities” means the Issuer’s Debt Securities originally issued after the date hereof pursuant to Section 2.1.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent, additional paying agent or Transfer Agent.

“Authorized Officer” means a director, the chairman of the board, the chief executive officer, the chief financial officer or treasurer of the Issuer or any other person duly authorized by the board of directors of the Issuer to act in respect of matters relating to this Indenture.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York and Hong Kong are authorized or obligated by law, regulation or executive order to remain closed.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Shares and limited liability or partnership interests (whether general or limited), but excluding any Debt Securities convertible or exchangeable into such equity, prior to conversion or exchange.

“Certificated Security” means a Debt Security in fully-registered certificated form (other than a Global Security) evidencing all or part of a Series of Debt Securities, issued in accordance with Article Two.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” means the principal office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereof is located at 388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust—TSMC Arizona Corporation or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“CUSIP” means the identification number provided by Committee on Uniform Securities Identification Procedures.

“Custodian” means the custodian with respect to any Global Security appointed by the Depositary, or any successor Person thereto, and shall initially be the Trustee.

“Debt Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities authenticated and delivered under this Indenture.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Debt Securities of any Series issued in whole or in part in the form of one or more Global Securities, DTC or such other Person as shall be designated as Depositary by the Issuer pursuant to Section 2.5(d) until a successor Depositary shall have been appointed pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Debt Securities of any Series shall mean the Depositary with respect to the Debt Securities of such Series.

“Dollar” or “US$” means such currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

“DTC” means the Depository Trust Company, its nominees and their respective successors and assigns, or such other Depositary institution hereinafter appointed by the Issuer.

“Event of Default” in respect of any Series of Debt Securities, means any event or condition specified as such in the terms of such Series of Debt Securities established pursuant to Section 2.1(c).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Global Security” means a Debt Security evidencing all or part of a Series of Debt Securities, issued to the Depositary for such Series in accordance with Article Two and bearing the legend prescribed in Section 2.7.

“Guarantee” means, with respect to any Series of Debt Securities, the guarantee to each Holder of such Debt Securities of the Obligations under this Indenture and such Series of Debt Securities.

“Holder” and “holder” in relation to any Debt Security, means the Person in whose name a Debt Security is registered in the Register.

“IFRSs” are to, collectively, the International Financial Reporting Standards, International Accounting Standards, IFRIC Interpretations and SIC Interpretations issued by the International Accounting Standards Board;

“Independent Legal Counsel” means an independent legal firm of internationally recognized standing that is reasonably acceptable to the Trustee.

“Independent Tax Consultant” means an independent accounting firm or consultant of internationally recognized standing that is reasonably acceptable to the Trustee, provided that the Trustee shall have no liability for the selection or approval of such agent.

“Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented and, unless the context otherwise requires, shall include the terms of a particular Series of Debt Securities established pursuant to Section 2.1(c).

“Internal Revenue Service” means the Internal Revenue Service of the United States of America.

“Issuer” means TSMC Arizona Corporation.

“Majority” means greater than 50%.

“Modification” means any modification, amendment, supplement or waiver to this Indenture or the terms of the Debt Securities of one or more Series pursuant to Article Fifteen hereof.

“New York Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions or trust companies in the State of New York are authorized or obligated by law, regulation or executive order to remain closed.

“Obligations” means, with respect to any Series of Debt Securities, all of the obligations of the Issuer for payments of principal, interest (including Additional Amounts, if any) penalties, premiums (if any), duly authorized fees, indemnifications, duly authorized reimbursements and expenses, damages and other liabilities payable or otherwise owned or to be performed under this Indenture and such Series of Debt Securities.

“Officer” means a director or the chairman of the board, the chief executive officer, the vice chairman, the chief financial officer, any vice president (whether or not designated by a number or numbers or word or words added before or after the title “vice president”), the treasurer or the secretary of the Guarantor or any other officer duly authorized by the board of directors of the Guarantor to act in respect of matters relating to this Indenture or, in the case of the Issuer, any Authorized Officer, or in the case of any successor Person to the Issuer or the Guarantor, a director of such successor Person.

“Officers’ Certificate” means a certificate signed by two Officers of each of the Issuer or the Guarantor or any successor Person to the Issuer or the Guarantor, as applicable, one of whom is a director, the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer or Guarantor.

“Opinion of Counsel” means an opinion in writing signed by an Independent Legal Counsel or in-house counsel to the Issuer that is reasonably acceptable to the Trustee.

“Outstanding” means, in respect of the Debt Securities of any Series, the Debt Securities of that Series authenticated and delivered pursuant to this Indenture except:

(i) Debt Securities of that Series theretofore canceled by the Trustee or delivered to the Trustee for cancellation or held by the Trustee for reissuance but not reissued by the Trustee;

(ii) Debt Securities of that Series that have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been made available to the Trustee; and

(iii) Debt Securities of a Series in lieu of or in substitution for which other Debt Securities of a Series shall have been authenticated and delivered pursuant to this Indenture;

provided, however, that in determining whether the Holders of the requisite principal amount of Debt Securities of a Series Outstanding have performed any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) hereunder, Debt Securities owned by the Issuer, the Guarantor or any other obligor upon the Debt Securities of such Series or any Affiliate of the Issuer, the Guarantor or of such other obligor shall be disregarded and deemed not to be Outstanding unless the Issuer, the Guarantor, such Affiliate or such other obligor owns all of such Debt Securities, except that, in determining whether the Trustee shall be protected in relying upon any such action, only Securities of such Series for which the Trustee has received written notice to be so owned shall be so disregarded; provided further, that Debt Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes its right so to act with respect to such Debt Securities and that the pledgee is not the Issuer, the Guarantor or any Subsidiary of either of them.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Issuer pursuant to Section 2.6 and includes any additional paying agent.

“Person” means any individual, corporation, firm, limited liability company, partnership, joint venture, undertaking, association, joint stock company, trust, unincorporated organization, state, government or any agency or political subdivision thereof or any other entity (in each case whether or not being a separate legal entity).

“Preferred Shares” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends upon liquidation, dissolution or winding up.

“R.O.C” means the Republic of China.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Stated Maturity” means, with respect to a Series of Debt Securities, the maturity date as stated in the terms of such Series of Debt Securities established pursuant to Section 2.1(c).

“Subsidiary” of any Person means (i) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Voting Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (ii) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (i) and (ii), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Guarantor.

“Transfer Agent” means any Person authorized by the Issuer to effectuate the exchange or transfer of any Debt Security on behalf of the Issuer hereunder.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means Citibank, N.A., in its capacity as such, until any successor trustee for any Series shall have become such pursuant to Section 7.7 or a separate trustee shall be appointed for any particular Series pursuant to Section 9.1, and thereafter shall mean or include each Person who is a Trustee for one or more Series hereunder. If at any time there is more than one Trustee, then “Trustee” as used with respect to the Debt Securities of any Series shall mean the Trustee with respect to that Series.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

SECTION 1.2 New York Time. All times referred to in this Indenture or the Debt Securities are local time in the State of New York, United States of America, except as otherwise specified.

SECTION 1.3 Other Definitions.

TERM	DEFINED IN SECTION
“Agent Parties”	Section 7.2(m)
“Applicable Par Call Date”	Exhibit C
“Authorization”	Section 2.1(c)
“Comparable Treasury Issue”	Exhibit C
“Comparable Treasury Price”	Exhibit C
“Covenant Defeasance”	Section 10.1(c)
“Guaranteed Obligations”	Section 11.1
“Incumbency Certificate”	Section 2.3
“Independent Investment Banker”	Exhibit C
“Issue Date”	Exhibit C
“Legal Defeasance”	Section 10.1(b)
“Payment Date”	Section 4.4(a)
“Primary Treasury Dealer”	Exhibit C
“Record”	Section 2.6
“Record Date”	Exhibit C
“Reference Treasury Dealer”	Exhibit C
“Reference Treasury Dealer Quotations”	Exhibit C
“Register”	Section 2.6
“Registrar”	Section 2.6
“Remaining Scheduled Payments”	Exhibit C
“Remaining Term”	Exhibit C
“Series”	Recital
“Taxes”	Section 7.6(e)
“Terms”	Section 2.1(b)
“Treasury Rate”	Exhibit C

SECTION 1.4 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA term used in this Indenture have the following meanings:

“obligor” on the indenture securities means the Issuer, the Guarantor and any successor obligor upon the Debt Securities.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA and not otherwise defined herein are used herein as so defined.

SECTION 1.5 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRSs;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) “will” shall be interpreted to express a command; and

(g) “include” shall mean “including, without limitation”.

ARTICLE TWO

THE DEBT SECURITIES

SECTION 2.1 Issuable in Series; Amount Unlimited. (a) The Issuer may from time to time issue Debt Securities in one or more separate Series. The aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture is unlimited.

(b) Debt Securities of all Series shall contain or incorporate by reference the terms and conditions (the “Terms”) set forth in Exhibit C hereto, except to the extent modified or superseded by the terms set forth in the Authorization with respect to a specific Series.

(c) The specific terms of each Series of Debt Securities shall be authorized by the Issuer in an authorization (each, an “Authorization”) substantially in the form set forth in Exhibit E hereto, executed on behalf of the Issuer, which shall set forth at least the following with respect to that Series:

(i) the title of the Debt Securities of that Series (which shall distinguish the Debt Securities of that Series from all other Series of Debt Securities);

(ii) the limit, if any, upon the aggregate principal amount of Debt Securities of that Series that may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of other Debt Securities of that Series pursuant to the provisions hereof or of the Debt Securities of that Series);

(iii) the dates on which or periods during which the Debt Securities of that Series may be issued, and the dates on, or the range of dates within which, the principal of (and premium, if any, on) the Debt Securities of that Series are or may be payable;

(iv) the rate or rates or the method of determination thereof at which the Debt Securities of that Series shall bear interest, if any, the date or dates from which such interest shall accrue, the Payment Dates on which such interest shall be payable, and the method, if any, for determining the Holders of the Debt Securities of that Series to whom any such interest will be payable;

(v) the places, if any, in addition to or instead of the specified office of the Paying Agent, where the principal of (and premium, if any) and interest on Debt Securities of that Series shall be payable;

(vi) the obligation, if any, of the Issuer to redeem or purchase Debt Securities of that Series pursuant to any sinking fund or analogous provisions or at the option of a Holder and the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of that Series shall be redeemed or repurchased, in whole or in part, pursuant to such obligation;

(vii) the periods within which or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of that Series may be redeemed, if any, in whole or in part, at the option of the Issuer or otherwise;

(viii) the denominations in which individual Debt Securities of that Series shall be issuable;

(ix) whether the Debt Securities of that Series are to be issued at a discount and the amount of discount with which that Debt Securities shall be issued;

(x) provisions, if any, for the defeasance of Debt Securities of that Series;

(xi) whether the Debt Securities of that Series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Securities and the terms and conditions, if any, upon which interests in such Global Security or Securities may be exchanged in whole or in part for the Certificated Securities represented thereby;

(xii) if other than Dollars, the currency in which Debt Securities of that Series shall be denominated or in which payment of the principal of (and premium, if any) and interest on Debt Securities of that Series may be made and any other terms concerning such payment;

(xiii) if the principal of (and, premium, if any) or interest on Debt Securities of that Series are to be payable, at the election of the Issuer or a Holder thereof, in a currency other than that in which the Debt Securities are denominated or payable without such election, the periods within which and the terms and conditions upon which such election may be made and the time and the manner of determining the exchange rate between the currency in which the Debt Securities are denominated or payable without such election and the currency in which the Debt Securities are to be paid if such election is made;

(xiv) any additional Events of Default or restrictive covenants provided for with respect to Debt Securities of that Series;

(xv) any other terms of that Series; and

(xvi) CUSIP, ISIN or other identifying numbers with respect to the Debt Securities.

(d) All Debt Securities of any one Series shall be substantially identical except as to denomination and as may otherwise be provided in the Authorization for, or any supplemental indenture with respect to, that Series.

(e) The Debt Securities may have notations, legends or endorsements as specified in Section 2.7 or as otherwise required by law, stock exchange rule or DTC rule or usage. The Issuer shall approve the form of the Debt Securities and any notation, legend or endorsement on them.

(f) The Trustee shall not be required to authenticate any Debt Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, or immunities under the Debt Securities and the Indenture.

SECTION 2.2 Authentication and Delivery of Debt Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Debt Securities of any Series in an aggregate principal amount not in excess of such principal amount as shall have been set forth in an Authorization for such Series may be executed and delivered by the Issuer to the Trustee for authentication, accompanied by an Officers’ Certificate of the Issuer directing such authentication (an “Authentication Order”), and the Trustee shall thereupon authenticate and deliver such Debt Securities to or upon the written order of the Issuer, signed by an Authorized Officer, without any further action by the Issuer.

SECTION 2.3 Execution of Debt Securities. (a) The Debt Securities of any Series shall be signed on behalf of the Issuer by one Authorized Officer. Each such signature may be the manual, electronic or facsimile signature of the Authorized Officer. With the delivery of this Indenture, the Issuer is furnishing, and from time to time thereafter may furnish, a certificate substantially in the form of Exhibit F (an “Incumbency Certificate”), identifying and certifying the incumbency and specimen signatures of the Authorized Officers authorized to act and to give and receive instructions and notices on behalf of the Issuer hereunder. Until the Trustee receives a subsequent Incumbency Certificate, the Trustee shall be entitled to rely on the last Incumbency Certificate delivered to it for purposes of determining the Authorized Officers. Typographical and other minor errors or defects in any signature shall not affect the validity or enforceability of any Debt Security which has been duly authenticated and delivered by the Trustee.

(b) In case any Authorized Officer who shall have signed any of the Debt Securities shall cease to be an Authorized Officer before the Debt Security so signed shall be authenticated and delivered by the Trustee or disposed of by or on behalf of the Issuer, such Debt Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debt Security had not ceased to be an Authorized Officer; and any Debt Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Debt Security, shall be Authorized Officers, although at the date of the execution and delivery of this Indenture any such person was not an Authorized Officer.

SECTION 2.4 Certificate of Authentication. Only such Debt Securities as shall bear thereon a certification of authentication substantially as set forth below in this Section 2.4, executed by the Trustee by manual, electronic or facsimile signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certification by the Trustee upon any Debt Security executed by or on behalf of the Issuer shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder thereof is entitled to the benefits of this Indenture.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

Date:	By:
Authorized Signatory

SECTION 2.5 Form of Debt Securities. (a) The Debt Securities of each Series will be issued in fully registered form without coupons, substantially in the form of Exhibit A hereto (for Global Securities), Exhibit B hereto (for Certificated Securities) or such other form as shall be set forth in the Authorization for such Series.

(b) Each Debt Security shall be dated the date of its authentication.

(c) If the Issuer shall establish pursuant to an Authorization that the Debt Securities of a Series are to be issued in whole or in part in the form of one or more Global Securities, then the Authorized Officers shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Debt Securities of such Series to be represented by one or more Global Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instruction and (iv) shall bear the appropriate legend, as set forth in Section 2.7 and Exhibit A.

(d) Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

(e) If at any time the Depositary for any Series of Debt Securities represented by a Global Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for such Global Security ceases to be a “clearing agency” registered under the Exchange Act or if at any time the Depositary for such Global Security shall no longer be eligible to act as such under this Section 2.5, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives notice from the Depositary or becomes aware of such ineligibility, the Issuer’s election pursuant to this Section 2.5 that Debt Securities of that Series be represented by a Global Security shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officers’ Certificate of the Issuer directing the authentication and delivery of Certificated Securities and an adequate supply of Certificated Securities, will authenticate and deliver, without charge, Certificated Securities of that Series in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

(f) The Issuer, at its option, may at any time determine to terminate the book-entry system through the Depositary for any Series and make Certificated Securities of such Series available to the Holders of Debt Securities of such Series or their nominees.

(g) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Holders of Debt Securities of any Series thereunder and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Debt Securities of such Series, the Trustee may in accordance with such legal advice determine that the Debt Securities of such Series represented by a Global Security or Securities shall no longer be represented by such Global Security or Securities.

(h) In any event described in Section 2.5(f) or Section 2.5(g), the Issuer hereby agrees to execute and the Trustee, upon receipt from the Issuer of an adequate supply of Certificated Securities of such Series, will authenticate and deliver, in exchange for Global Securities of such Series, Certificated Securities of such Series (and, if the Trustee has in its possession Certificated Securities of such Series previously executed by the Issuer, the Trustee will authenticate and deliver such Certificated Securities), in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Securities of such Series.

(i) If an Event of Default has occurred and is continuing with respect to Debt Securities of any Series, an owner of a beneficial interest in the Global Securities evidencing the Debt Securities of that Series will be entitled to registration in its name of a principal amount of such Debt Securities equal to its beneficial interest in such Global Securities and to physical delivery of Certificated Securities if such owner so elects. Upon receiving notice of such election, the Issuer hereby agrees to execute and the Trustee, upon receipt from the Issuer of an adequate supply of Certificated Securities, shall authenticate and deliver, in exchange for the beneficial interest of such owner in such Global Securities, Certificated Securities, in authorized denominations, in a principal amount equal to the beneficial interest of such owner in such Global Securities.

(j) Certificated Securities will only be issued in exchange for interests in a Global Security as described in Section 2.5(e) through Section 2.5(i) hereof.

SECTION 2.6 Registration, Transfer and Exchange of Debt Securities. (a) The Issuer will keep books for the exchange and registration of Debt Securities at the specified office of the Registrar. The Trustee will act as registrar (the “Registrar”) and will keep a record of all Debt Securities (the “Register”) at the specified office of the Registrar. The Register will show the principal amount of each Series of Debt Securities, the date of issue, all subsequent transfers and changes of ownership in respect thereof and the names, tax identifying numbers and addresses of the Holders of each Series. The Registrar will also maintain a record (the “Record”) which will include notations as to whether Debt Securities have been paid or cancelled, and, in the case of mutilated, destroyed, stolen or lost Debt Securities, whether such Debt Securities have been replaced. In the case of the replacement of any of the Debt Securities, the Record will include notations of the Debt Security so replaced, and the Debt Security issued in replacement thereof. In the case of the cancellation of any Series of Debt Securities, the Record will include notations of the Series of Debt Securities so cancelled and the date on which such Series was cancelled. The Registrar will at all reasonable times upon reasonable notice during office hours make the Register and the Record available to the Issuer or any Person authorized by the Issuer in writing for inspection and for the taking of copies thereof or extracts therefrom, and, at the expense by the Issuer, the Registrar will deliver to such Persons all lists of Holders of Debt Securities, their addresses and amounts of such holdings as such Person may request.

The Register and the Record will be in the English language in written form or in any other form capable of being converted into such form within a reasonable time.

(b) The Issuer will keep or maintain an office or agency where the Debt Securities may be presented for payment (the “Paying Agent”).

(c) The Issuer will appoint a Transfer Agent to effectuate the exchange or transfer of any Debt Security on behalf of the Issuer hereunder. Subject to the requirements of paragraph 10(c) of the Terms, the Holder of a Certificated Security may transfer the same in whole or in part (in an amount equal to the authorized denomination or any integral multiple thereof) by surrendering such Certificated Security at the Corporate Trust Office or at the specified office of the Transfer Agent, together with an executed instrument of transfer substantially in the form of Exhibit G to this Indenture. In exchange for a Certificated Security of any Series properly presented for transfer, the Trustee will, within three Business Days of such request if made at such Corporate Trust Office, authenticate and deliver at such Corporate Trust Office or at the office of such Transfer Agent, as the case may be, to the transferee or send by first class mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Security or Securities, as the case may require, of such Series for like aggregate principal amount and of such authorized denomination or denominations as may be requested. The presentation for transfer of any Certificated Security will not be valid unless made at the specified office of the Transfer Agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Issuer will ensure that the Trustee will be provided with an adequate supply of Certificated Securities for authentication and delivery pursuant to the terms of this Section 2.6.

(d) Subject to the requirements of paragraph 10(b) of the Terms, at the option of the Holder, a Certificated Security may at any time be presented for exchange into an equal aggregate principal amount of Certificated Securities in different authorized denominations, but only at the specified office of a Paying Agent together with a written request for the exchange. Subject to this Section 2.6(d) and paragraph 10(b) of the Terms, in exchange for a Certificated Security of any Series properly presented for exchange, the Trustee will, within three Business Days of such request if made at such Corporate Trust Office, authenticate and deliver a Certificated Security or Securities of such Series for a like aggregate principal amount and of such authorized denomination or denominations as may be requested. The Issuer will ensure that the Trustee will be provided with an adequate supply of Certificated Securities for authentication and delivery pursuant to the terms of this Section 2.6(d).

(e) The Issuer may change the Paying Agent, the Registrar and the Transfer Agent without notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of the Paying Agent, the Registrar and/or the Transfer Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as the Paying Agent, the Registrar or the Transfer Agent, the Trustee shall act as such. The Issuer initially appoints the Trustee to act as the Paying Agent, the Registrar and the Transfer Agent with respect to the Debt Securities.

(f) The costs and expenses of effecting any transfer, registration or exchange pursuant to this Section 2.6 will be borne by the Issuer, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto. Registration of the transfer of a Debt Security by the Registrar will be deemed to be the acknowledgment of such transfer on behalf of the Issuer.

(g) Members of, or participants in, the Depositary shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or by the Trustee as its Custodian under the Global Security, and the Depositary may be treated by the Issuer, the Trustee, the Paying Agent, the Registrar and the Transfer Agent and any of their respective agents as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee, the Paying Agent, the Registrar or the Transfer Agent or any of their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and participants, the operation of customary practices governing the exercise of the rights of a Holder of any Global Security.

SECTION 2.7 Legends. Each Global Security will bear the legend specified therefor in Exhibit A on the face thereof.

SECTION 2.8 Mutilated, Defaced, Destroyed, Stolen and Lost Debt Securities; Cancellation and Destruction of Debt Securities. (a) The Issuer shall execute and deliver to the Trustee Debt Securities in such amounts and at such times as to enable the Trustee to fulfill its responsibilities under this Indenture and the Debt Securities.

(b) The Trustee is hereby authorized, in accordance with and subject to the conditions set forth in paragraph 10(a) of the Terms, to authenticate and deliver from time to time Debt Securities of any Series in exchange for or in lieu of Debt Securities of such Series which become mutilated, defaced, destroyed, stolen or lost. Each Debt Security delivered in exchange for or in lieu of any Debt Security shall carry all the rights to interest (including rights to accrued and unpaid interest) which were carried by such Debt Security.

(c) All Debt Securities surrendered for payment or exchange shall be delivered to the Trustee. The Trustee shall cancel all such Debt Securities surrendered for payment or exchange in accordance with its usual practices, and shall deliver a certificate of cancellation to the Issuer upon written request.

(d) Upon the issuance of any substitute Debt Security, the Holder of such Debt Security, if so requested by the Issuer, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Debt Security.

(e) All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such transfer or exchange.

ARTICLE THREE

REDEMPTION

SECTION 3.1 Redemption. The Issuer may redeem the Debt Securities of any Series as set forth in the Terms, subject to the conditions and at the redemption prices specified therein.

SECTION 3.2 Notice to Trustee. If the Issuer elects to redeem any of the Debt Securities, it shall furnish to the Trustee, at least two New York Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to Section 3.4 (unless a shorter notice shall be agreed to by the Trustee in writing) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the Debt Securities to be redeemed (including CUSIP, ISIN or Common Code number, if applicable), (2) the paragraph or subparagraph of such Debt Securities or Section of this Indenture pursuant to which the redemption shall occur, (3) the redemption date, (4) the principal amount of the Debt Securities to be redeemed and (5) the redemption price, if then ascertainable.

SECTION 3.3 Selection of Debt Securities to Be Redeemed or Purchased.

(a) If less than all of a Series of Debt Securities are to be redeemed at any time, the Debt Securities to be redeemed or purchased will be selected as follows (1) if the Debt Securities are in global form, in compliance with the requirements of the clearing system through which the Debt Securities are being held or (2) if the Debt Securities are in certificated form, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate, unless otherwise required by the procedures of an applicable stock exchange or clearing system. The amount to be redeemed shall be notified to the Trustee by the Issuer.

(b) The Trustee shall as soon as reasonably practicable notify the Issuer in writing of the Debt Securities selected for redemption or purchase following such selection and, in the case of any Debt Securities selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Debt Securities and portions of Debt Securities selected shall be in amounts of US$1,000 or whole number multiples of US$1,000; no Debt Securities of US$200,000 or less shall be redeemed in part, except that if all of the Debt Securities of a Holder are to be redeemed or purchased, the entire Outstanding amount of Debt Securities held by such Holder, even if not US$200,000 or a multiple of US$1,000 in excess thereof, shall be redeemed or purchased. No Debt Securities of any Holder shall remain Outstanding after a redemption in part in a minimum amount of less than US$200,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Debt Securities called for redemption or purchase also apply to portions of Debt Securities called for redemption or purchase.

(c) In the case of Certificated Securities, after the redemption date, upon surrender of a Debt Security to be redeemed in part only, a new Debt Security or Debt Securities in principal amount equal to the unredeemed portion of the original Debt Securities, representing the same indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Debt Securities upon cancellation of the original Debt Security (or appropriate book entries shall be made to reflect such partial redemption).

SECTION 3.4 Notice of Redemption.

(a) Notice of redemption of the Debt Securities shall be given to the Holders not less than 10 nor more than 60 days prior to the date fixed for redemption, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with Article Ten.

(b) The notice shall identify the Debt Securities to be redeemed (including CUSIP, ISIN or Common Code number, if applicable) and shall state:

(1)	the redemption date;

(2)

in connection with a redemption pursuant to paragraph 5 of the Terms, the redemption price (if known) (including the portion thereof representing any accrued and unpaid interest and Additional Amounts) or the formula pursuant to which the redemption price is to be determined if the redemption price cannot be determined at the time the notice is given. If the redemption price cannot be determined at the time such notice is to be given, the actual redemption price, calculated as described in paragraph 5 of the Terms, shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two New York Business Days prior to the redemption date; and in connection with a redemption pursuant to paragraph 4 of the Terms, the notice need not set forth the redemption price but only the manner of calculation;

(3)	if any Debt Security is to be redeemed in part only, the portion of the principal amount of that Debt Security that is to be redeemed;

(4)	the name and address of the Paying Agent;

(5)

that Debt Securities called for redemption, if in certificated form, must be surrendered to the Paying Agent to collect the redemption price, including the portion thereof representing any accrued and unpaid interest and Additional Amounts, if any;

(6)

that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Debt Securities called for redemption ceases to accrue on and after the redemption date;

(7)	the paragraph or subparagraph of the Debt Securities or Section of this Indenture pursuant to which the Debt Securities called for redemption are being redeemed;

(8)	that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number, if any, listed in such notice or printed on the Debt Securities; and

(9)	if applicable, any condition to such redemption.

(c) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall have delivered to the Trustee, at least two New York Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.4 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.4(b).

(d) Any notice of redemption of Debt Securities delivered in connection with a redemption pursuant to paragraph 5 of the Terms may, at the Issuer’s discretion, be given subject to one or more conditions precedent, including, but not limited to, the completion of a corporate transaction that is pending (such as an equity or equity-linked offering, an incurrence of indebtedness or an acquisition or other strategic transaction involving a change of control in the Issuer or another entity). If such redemption is so subject to the satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived on or prior to the New York Business Day immediately preceding the relevant redemption date. The Issuer shall notify holders and the Trustee of any such rescission as soon as reasonably practicable after it determines that such conditions precedent will not be able to be satisfied or the Issuer shall not be able or willing to waive such conditions precedent. Once the notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Debt Securities called for redemption will become due and payable on the redemption date and at the applicable redemption price as set forth in paragraph 5 of the Terms.

SECTION 3.5 Effect of Notice of Redemption. Once notice of redemption is sent in accordance with Section 3.4 and subject to any conditions precedent in such notice, Debt Securities called for redemption become irrevocably due and payable on the date fixed for redemption and will be paid at the redemption price together with accrued and unpaid interest, if any, to but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the Debt Securities. The notice, if sent in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Debt Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security. Subject to this Section 3.5, from and after the redemption date, if moneys for the redemption of the Debt Securities shall have been made available as provided in this Indenture for redemption on the redemption date, the Debt Securities shall cease to bear interest, and the only right of the Holders of the Debt Securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption.

SECTION 3.6 Deposit of Redemption or Purchase Price.

(a) No later than 2:00 p.m. New York Time on one Business Day prior to the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Debt Securities to be redeemed or purchased on that date. If a Debt Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the relevant Interest Payment Date to the Person in whose name such Debt Security was registered at the close of business on such Record Date, and no additional interest shall be payable to Holders whose Debt Securities shall be subject to redemption by the Issuer. The Paying Agent shall as soon as reasonably practicable mail to each Holder whose Debt Securities are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall as soon as reasonably practicable return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Debt Securities to be redeemed or purchased.

(b) If the Issuer complies with the provisions of Section 3.6(a), on and after the redemption or purchase date, interest shall cease to accrue on the Debt Securities or the portions of Debt Securities called for redemption or purchase. If any Debt Security called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.6(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Debt Securities and in this Indenture.

SECTION 3.7 Debt Securities Redeemed or Purchased in Part. In the case of Certificated Securities, upon surrender of a Debt Security that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall as soon as reasonably practicable authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Issuer a new Debt Security equal in principal amount to the unredeemed or unpurchased portion of the Debt Security surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Debt Security shall be in a principal amount of US$200,000 or an integral multiple of US$1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Debt Security.

ARTICLE FOUR

COVENANTS

SECTION 4.1 Payment of Principal and Interest. The Issuer covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and interest (including Additional Amounts, if any) on each of the Debt Securities and any other payments to be made by the Issuer under the Debt Securities and this Indenture, at the place or places, at the respective times and in the manner provided in the Debt Securities and this Indenture.

SECTION 4.2 Offices for Payments. So long as any of the Debt Securities remain Outstanding, the Issuer will maintain (a) an office or agency where the Debt Securities may be presented for payment, (b) an office or agency where the Debt Securities may be presented for exchange, transfer and registration of transfer as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Issuer in respect of the Debt Securities or of this Indenture may be served. The Issuer hereby initially designates the office of the Paying Agent as the office or agency for each such purpose and as the place where the Register will be maintained; provided, however, that the Paying Agent shall not be deemed an agent of the Issuer for service of process. In case the Issuer shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office. The Issuer will give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

SECTION 4.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.7, a Trustee, so that there shall at all times be a Trustee hereunder for each Series of Debt Securities.

SECTION 4.4 Payments. (a) In order to provide for the payment of principal of and interest (including Additional Amounts, if any) on the Debt Securities as the same shall become due and payable, the Issuer hereby agrees to pay or to cause to be paid to the account of the Paying Agent in its designated account (or, in the case of payments denominated in a currency other than Dollars, at such other place as set forth in an Authorization), on or prior to each interest payment date or the maturity date (each, a “Payment Date”) of such Debt Securities, not later than 2:00 p.m. New York Time on one Business Day prior to each Payment Date, in such currency of the United States of America (or in such other currency as shall be specified in the Terms of the Debt Securities of the Series with respect to which payment is to be made) as at the time of payment shall be legal tender for the payment of public and private debts, in immediately available funds, an amount which (together with any funds then held by the Trustee and available for the purpose) shall be sufficient to pay the aggregate amount of interest (including Additional Amounts, if any) or principal or both, as the case may be, becoming due in respect of such Debt Securities on such Payment Date. The Trustee shall apply such amount to the payment due on such date and, pending such application, such amounts shall be held in trust by the Trustee as provided by the Trust Indenture Act for the benefit of the Persons entitled thereto and the Issuer shall have no proprietary interest in such amounts. The Paying Agent shall provide payment instructions to the Issuer no less than 15 days prior to each Payment Date. The Issuer, no later than 2:00 p.m. New York Time on the second Business Day immediately preceding each Payment Date, shall confirm instructions for such payment or shall procure confirmation of such payment from the bank through which the payment instruction is to be effected to the Paying Agent relating to such payment, and the Paying Agent shall promptly notify the Trustee (if other than the Paying Agent) upon such confirmation.

(b) At least five New York Business Days prior to the first date for payment of interest on each Series of Debt Securities and, if there has been any change with respect to the matters set forth in the below-mentioned certificate, at least five New York Business Days prior to each date thereafter for the payment of principal of or interest on such Debt Securities, the Issuer shall furnish the Trustee with a certificate of any one of the Authorized Officers specifically instructing the Trustee as to any circumstances in which payments of principal of or interest on such Debt Securities due on such date shall be subject to deduction or withholding for or on account of any taxes described in paragraph 3(a) of the Terms or otherwise and the rate of any such deduction or withholding. If any such deduction or withholding shall be required and if the Issuer therefore becomes liable to pay Additional Amounts pursuant to paragraph 3(a) of the Terms or otherwise, then at least five New York Business Days prior to the date of any such payment of principal or interest, the Issuer will furnish the Trustee and the Paying Agent (if other than the Trustee) with a certificate that specifies the amount required to be withheld on such payment to Holders of such Debt Securities and the Additional Amounts, if any, due to Holders of such Debt Securities, and simultaneously will pay to the Trustee or the Paying Agent (if other than the Trustee) such Additional Amounts as shall be required to be paid to such Holders.

(c) Whenever the Issuer shall appoint a Paying Agent other than the Trustee or an affiliate of the Trustee for the purpose of paying amounts due in respect of the Debt Securities of any Series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee and the Issuer subject to the provisions of this Section,

(i) that it will hold all sums received by it as such agent for the payment of the Debt Securities of that Series in trust as provided by the Trust Indenture Act for the benefit of the Holders of the Debt Securities of that Series or of the Trustee,

(ii) that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest or any Additional Amounts on the Debt Securities of that Series and any other payments to be made by or on behalf of the Issuer under this Indenture, when the same shall be due and payable, and

(iii) that it will pay any such sums so held by it to the Trustee upon the Trustee’s written request at any time during the continuance of a failure referred to in clause (ii) above.

Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held by any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section to the contrary notwithstanding, the agreements to hold sums in trust as provided in this Section are subject to the provisions of Section 10.3 and Section 10.4.

SECTION 4.5 Reports by Issuer and Guarantor.

So long as any Debt Securities are Outstanding, the Issuer and the Guarantor shall file with the Trustee and the SEC, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided in the Trust Indenture Act; provided that, any such information, documents or reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 30 days after the same is filed with the SEC; provided further that the reports of such entity shall not be required to include condensed consolidating financial information for the Issuer or the Guarantor in a footnote to the financial statements of such entity.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Issuer’s and the Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). It is expressly understood that materials transmitted electronically by the Issuer or the Guarantor to the Trustee or filed pursuant to the SEC’s EDGAR system (or any successor electronic filing system) shall be deemed filed with the Trustee and transmitted to Holders for purposes of this Section 4.5.

SECTION 4.6 Holders’ Lists. The Issuer and the Guarantor covenant and agree to furnish or cause to be furnished to the Trustee:

(a) semi-annually, within 15 days after each Record Date, but in any event not less frequently than semi-annually, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders to which such Record Date applies, as of such Record Date, and

(b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that so long as the Trustee shall be the Registrar, such lists shall not be required to be furnished.

SECTION 4.7 Compliance Certificate. Each of the Issuer and the Guarantor shall furnish to the Trustee (a) annually, within 120 days after the end of each fiscal year of the Guarantor and, (b) upon written request by the Trustee, within 14 days of such request, a brief certificate from the principal executive officer, principal financial officer, principal accounting officer or treasurer of each of the Issuer and the Guarantor as to his or her knowledge of the Issuer or the Guarantor’s compliance with all conditions and covenants under this Indenture (which compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture), specifying if any Default has occurred and, in the event that any Default has occurred, specifying each such Default and the nature and status thereof of which such person may have knowledge. Upon becoming aware of any Default, the Issuer shall promptly provide notice thereof to the Trustee.

SECTION 4.8 Reports by Trustee. (a) So long as any Debt Securities are Outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided therein.

(b) The Trustee shall, at the time of the transmission to the Holders of Securities of any report pursuant to the provisions of this Section 4.8, file a copy of such report with each securities exchange upon which the Debt Securities are listed or each automated quotation system on which the Debt Securities are quoted, if any, and also with the SEC in respect of a Debt Security listed and registered on a national securities exchange or automated quotation system, if any. The Issuer and the Guarantor agree to notify the Trustee when, as and if the Debt Securities become listed or delisted on any securities exchange or admitted to trading on any automated quotation system and of any delisting thereof.

ARTICLE FIVE

SUCCESSOR COMPANY

SECTION 5.1 Merger, Consolidation and Sale of Assets. (a) Prior to the satisfaction and discharge of this Indenture, the Guarantor and the Issuer may not consolidate with or merge into any other Person in a transaction or, directly or indirectly, convey, transfer or lease all or substantially all of its properties and assets to any Person, unless either:

(i) in the case of a consolidation or merger, the Guarantor or the Issuer is the continuing and surviving Person and no Default or Event of Default shall have occurred and be continuing; or

(ii) (A) the Person formed by such consolidation or into which the Issuer or the Guarantor is merged or to whom the Issuer or the Guarantor has conveyed, transferred or leased all or substantially all of its properties and assets expressly assumes by an indenture supplemental to this Indenture all the obligations of the Issuer or the Guarantor, as applicable, under this Indenture and the applicable Debt Securities and Guarantee, including the obligation to pay Additional Amounts, with respect to any jurisdiction in which the Person is organized or resident for tax purposes also being considered a “Relevant Jurisdiction” for purposes of the Additional Amounts provision;

 (B) immediately before and after giving effect to the transaction, no Default or Event of Default under the applicable Series of Debt Securities shall have occurred and be continuing; and

 (C) the Issuer or the Guarantor, as applicable, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

(b) An assumption of the Issuer’s Obligations under a Series of Debt Securities by any Person might be deemed for U.S. federal income tax purposes to be an exchange of such Debt Securities for new Debt Securities by the beneficial owners thereof, resulting in the recognition of gain or loss for such purposes and possibly certain other adverse tax consequences. Investors should consult their own tax advisors regarding the tax consequences of such an assumption.

ARTICLE SIX

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

SECTION 6.1 Collection of Indebtedness by Trustee; Trustee May Prove Debt. (a) The Issuer covenants that if (i) there shall be a Default in the payment of any interest (including Additional Amounts, if any) on a Series of Debt Securities when such interest (including Additional Amounts, if any) shall have become due and payable, and such Default shall have continued for the period specified in the terms and conditions of such Debt Securities, or (ii) there shall be a Default in the payment of all or any part of the principal of a Series of the Debt Securities when the same Series shall have become due and payable, whether upon maturity or by acceleration or otherwise, and such Default shall have continued for the period specified in the terms and conditions of such Series of Debt Securities, then upon demand of the Trustee acting on the direction of the Holders of 25% of the aggregate principal amount of such Series of Debt Securities then Outstanding, the Issuer will pay to the Trustee for the benefit of the Holders of such Series of Debt Securities, and only such Series, the whole amount that shall have become due and payable on all Outstanding Debt Securities of such Series, and only such Series, for principal or interest (including Additional Amounts, if any), as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the rate of overdue interest specified in such Series of Debt Securities); and in addition thereto, the Issuer shall pay or cause to be paid such further amount as shall be sufficient to cover the reasonable and documented costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any reasonable and documented expenses and liabilities, and all reasonable and documented advances, by the Trustee and each predecessor trustee except as a result of their gross negligence, fraud or willful misconduct.

(b) Until such demand is made by the Trustee, the Issuer may pay the principal of, and interest on (including Additional Amounts, if any), the Debt Securities to the Holders, whether or not any payment under the Debt Securities shall be overdue.

(c) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, file any and all claims, proofs of claim, proofs of debt, petitions, consents, other papers and documents and amendments of any thereof, as may be necessary or advisable in order to have the claims of the Trustee and of any of such Holders in respect of any of the Debt Securities allowed in any such proceeding, and may enforce any such judgment or final decree against the Issuer and collect in the manner provided by law out of the property of the Issuer, wherever situated, the monies adjudged or decreed to be payable, subject in all cases to the limitations set forth in Section 12.8.

(d) All rights of action and of asserting claims under this Indenture or the Debt Securities of any Series may be enforced by the Trustee without the possession of any Debt Securities or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Debt Securities of that Series in respect of which such judgment has been recovered.

(e) In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) with respect to one or several Series of Debt Securities, the Trustee shall be held to represent all the Holders of such Series of Debt Securities, and it shall not be necessary to make any such Holders parties to any such proceedings.

SECTION 6.2 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal or interest (including Additional Amounts), upon presentation of the Debt Securities of the Series in respect of which money has been collected and stamping (or otherwise noting) thereon the payment, or issuing Debt Securities in reduced principal amounts in exchange for the presented Debt Securities if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the Trustee and the agents to the extent necessary to reimburse the Trustee and the Agents for any expenses incurred in connection with the collection or distribution of such amounts held or realized and any fees and expenses (including indemnity payments) incurred in connection with carrying out its functions under this Indenture (including reasonable legal fees);

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Debt Securities of the relevant Series in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debt Securities of such Series for principal and premium, if any, and interest, respectively; and

THIRD: Any surplus remaining after such payments will be paid to the Issuer or to whomever may be lawfully entitled thereto.

SECTION 6.3 Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion (but is not required to) proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.4 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Holders shall continue as though no such proceedings had been taken.

SECTION 6.5 Limitations on Suits by Holders. Except as provided in Section 6.6, no Holder of any Debt Securities of any Series shall have any right by virtue of or by availing itself of any provision of this Indenture or of the Debt Securities of such Series to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or of the Debt Securities, or for any other remedy hereunder or under the Debt Securities, unless (a) such Holder previously shall have given to the Trustee written notice of Default and of the continuance thereof with respect to such Series of Debt Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of Debt Securities of such Series shall have made specific written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee indemnity and/or other security to its satisfaction as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or other security, shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.8; it being understood and intended, and being expressly covenanted by every Holder of Debt Securities of a Series with every other Holder of Debt Securities of such Series and the Trustee, that no one or more Holder shall have any right in any manner whatever by virtue or by availing itself of any provision of this Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other Holder of Debt Securities of such Series or to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture or under the Debt Securities of such Series, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities of such Series; for the protection and enforcement of this Section, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 6.6 Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding Section 6.5, each Holder of Debt Securities shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on (including Additional Amounts) its Debt Security on the Stated Maturity date for such payment expressed in such Debt Security (as such Debt Security may be amended or modified pursuant to Article Fifteen) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

SECTION 6.7 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. (a) Except as otherwise provided herein or in the Terms, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Debt Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b) No delay or omission of the Trustee or of any Holder of Debt Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 6.5, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Debt Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Holders.

SECTION 6.8 Control by Holders; Waiver of Past Defaults. (a) Subject to Section 6.8(c), the Holders of a Majority in aggregate principal amount Outstanding of the Debt Securities of any Series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee by this Indenture with respect to the Debt Securities of such Series.

(b) Any direction pursuant to Section 6.8(a) shall only be in accordance with law and the provisions of this Indenture, and (subject to the provisions of Section 7.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee determines in good faith that the action or proceedings so directed would involve the Trustee in personal liability.

(c) Nothing in this Indenture shall impair the right of the Trustee at its sole and absolute discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction by the Holders of the Debt Securities with respect to which such action is to be taken.

(d) The Holders of not less than a Majority in principal amount of the Outstanding Debt Securities of any Series may, by written notice to the Trustee, on behalf of the Holders of all the Debt Securities of such Series waive any existing or past Default or Event of Default hereunder with respect to such Series and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, or interest on (or Additional Amounts payable in respect of), the relevant Debt Securities then Outstanding, in which event the consent of all Holders of such Series is required, and (ii) in respect of a covenant or provision which under Section 15.2(e) cannot be modified or amended without the consent of each Holder of such Series of the Debt Securities then Outstanding affected thereby. Upon any such waiver, the Issuer, the Guarantor, the Trustee and the Holders of the Debt Securities of such Series shall be restored to their former positions and rights hereunder, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.8, said Default or Event of Default shall for all purposes of the Debt Securities of such Series and this Indenture be deemed to have been cured and to be not continuing.

SECTION 6.9 Payments After a Default. Upon the occurrence of an Event of Default and the subsequent declaration by the Trustee that the principal amount of all the Debt Securities of a Series is due and payable immediately (pursuant to paragraph 9 of the Terms), the Trustee may by notice in writing: (a) to the Issuer and any Paying Agent, require each Paying Agent (if any) to deliver all Debt Securities of such Series and all monies, documents and records held by them with respect to the Debt Securities of such Series to the Trustee or as the Trustee otherwise directs in such notice; and (b) require any Paying Agent to act as agent of the Trustee under this Indenture and the Debt Securities of such Series, and thereafter to hold all Debt Securities of such Series and all monies, documents and records held by it in respect of Debt Securities of such Series to the order of the Trustee.

SECTION 6.10 Undertaking for Costs. All parties to this Indenture and each Holder of any Debt Security, by such Holder’s acceptance thereof, shall be deemed to have agreed that any court may in its discretion require, in any action, suit or proceeding for the enforcement of any right or remedy under this Indenture, or in any action, suit or proceeding against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such action, suit or proceeding of an undertaking to pay the costs of such action, suit or proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such action, suit or proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.10 shall not apply to any action, suit or proceeding instituted by the Trustee, to any action, suit or proceeding instituted by any one or more Holders of Debt Securities holding in the aggregate more than 10% in principal amount of the Debt Securities of any Series Outstanding, or to any action, suit or proceeding instituted by any Holder of Debt Securities of any Series for the enforcement of the payment of the principal of, premium, if any, or the interest, on, any of the Debt Securities of such Series, on or after the respective due dates expressed in such Debt Securities.

SECTION 6.11 Collection of Indebtedness by Trustee. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relating to the Issuer, the Guarantor or its or their respective creditors, any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.6 hereof. No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

SECTION 7.1 General. (a) The duties, rights, remedies and responsibilities of the Trustee are as set forth herein and the Terms. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article. The rights, protections, indemnities and immunities afforded to the Trustee under this Article Seven will also apply to the Agents.

(b) In case an Event of Default has occurred and is continuing, the Trustee will exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c) Unless and until an Event of Default with respect to the Debt Securities of any Series shall have happened which at the time is continuing,

(i) the Trustee undertakes to perform such duties and only such duties with respect to the Debt Securities of such Series as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

(ii) the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; provided that, in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(d) None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, negligent failure to act, or its own willful misconduct, except that, anything in this Indenture contained to the contrary notwithstanding,

(i) the Trustee shall not be liable to any Holder of Debt Securities or to any other Person for any error of judgment made in good faith by the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii) the Trustee shall not be liable to any Holder of Debt Securities or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Holder of Debt Securities given as provided in Section 6.8, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture;

(iii) none of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security, pre-funding and/or indemnity against such risk or liability is not reasonably assured to it; and

(iv) this subsection (d) shall not be construed to limit the effect of subsection (c) of this Section 7.1.

(e) If and when the Trustee shall be or become a creditor of the Issuer or the Guarantor, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer or the Guarantor.

(f) Notwithstanding anything herein to the contrary, the Trustee will not be responsible for recitals, statements, warranties or representations of any party contained in this Indenture or any other agreement or other document, entered into in connection herewith or therewith and will assume the accuracy and correctness thereof and will not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any such agreement or other document or any trust or security thereby constituted or evidenced, and the Trustee will not be bound to investigate or make any enquiry into whether or not any default or failure is or was known to the Trustee or might be, or might have been, discovered upon examination, inquiry or investigation and whether or not capable of remedy. Notwithstanding the generality of the foregoing, each Holder will be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Issuer and the Guarantor, and the Trustee will not at any time have any responsibility for the same and each Holder may not rely on the Trustee in respect thereof. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any of the provisions in this Indenture or the financial performance of the Issuer and the Guarantor, and shall be entitled to assume that the Issuer and the Guarantor are in compliance with all the provisions of this Indenture unless notified to the contrary in writing.

(g) For so long as any of the Debt Securities are listed on the Singapore Exchange and the rules of the Singapore Exchange so require, the Issuer shall appoint and maintain a Paying Agent in Singapore, where the Debt Securities may be presented or surrendered for payment or redemption, in the event that a Global Securities is exchanged for Certificated Securities. In addition, in the event that a Global Security is exchanged for Certificated Securities, an announcement of such exchange shall be made by or on behalf of the Issuer through the Singapore Exchange and such announcement will include all material information with respect to the delivery of the Certificated Securities, including details of the Paying Agent in Singapore.

SECTION 7.2 Certain Rights of Trustee.

Subject to Section 7.1:

(a) In the absence of bad faith, gross negligence or willful misconduct on its part, the Trustee may conclusively rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgement, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document that is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee will examine the document to determine whether it conforms to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its sole and absolute discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, in each case conforming to Section 12.6, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(c) The Trustee may act through its attorneys, delegates and agents and will not be responsible for supervising any attorney, delegate or agent or for the misconduct or negligence of any attorney, delegate or agent appointed with due care by it hereunder. To the extent an agent has been named by the Trustee in connection with this Indenture, the parties hereto will cooperate to ensure that such agent can perform the duties for which it was appointed. Upon an Event of Default, the Trustee will be entitled to require all agents (including the Paying and Transfer Agent) to act solely in accordance with its directions.

(d) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security and/or indemnity satisfactory to it against any costs, loss, liability or expenses that might be incurred by it in compliance with such request or direction.

(e) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with the provisions of this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(f) The Trustee may engage and consult with counsel or other professional advisors of its selection, and the written advice of such counsel or advisors or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon. The Issuer and the Guarantor agree to jointly and severally reimburse the Trustee upon its request in writing for all reasonable and documented out-of-pocket expenses, disbursements and advances (including cost of collection) incurred or made by the Trustee in accordance with this paragraph in connection with engagement or consultation with counsel, except any such expense, disbursement or advance as may be caused by the Trustee’s own gross negligence, fraud or willful misconduct.

(g) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives security and/or indemnity satisfactory to it against any loss, liability or expense.

(h) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate.

(i) In connection with the exercise by it of its trusts, powers, authorities or discretions as a prudent person would exercise or use under the circumstances (if an Event of Default shall have occurred and be continuing), the Trustee will have regard to the general interests of the Holders as a class but will not have regard to any interests arising from circumstances particular to individual Holders (whatever their number) and in particular, but without limitation, will not have regard to the consequences of the exercise of its trusts, powers, authorities or discretions for individual Holders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any country, state or territory and a Holder shall not be entitled to require, nor shall any Holder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other Person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Holders except to the extent already provided in paragraph 3 of the Terms and/or any undertaking given in addition to, or in substitution for, paragraph 3 of the Terms pursuant to this Indenture. The permissive rights or the discretionary powers of the Trustee enumerated herein will not be construed as duties . Wherever in this Indenture, the Global Security, or other documents relating thereto, or by law, the Trustee is provided with discretion or permissive power, it may decline to exercise the same unless it has been instructed by the Holders according to this Indenture and subject to being indemnified and/or secured to its satisfaction.

(j) In the event the Trustee or the Paying and Transfer Agent receives inconsistent or conflicting requests and indemnity and/or security from two or more groups of Holders, each representing less than a Majority in aggregate principal amount of the Debt Securities then Outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole and absolute discretion, may determine what action, if any, will be taken.

(k) Under no circumstance will the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (inter alia, being loss of business, goodwill, opportunity or profit), whether or not foreseeable, even if the Trustee has been advised of such loss or damage and regardless of the form of action.

(l) The Trustee will not be liable for any failure or delay in the performance of its obligations under this Indenture or any other transaction document because of circumstances beyond the Trustee’s control, including, without limitation, acts of God, flood, war (whether declared or undeclared), terrorism, pandemic, epidemic, fire, riot, embargo, any laws, ordinances, regulations or the like which restrict or prohibit the performance of the obligations contemplated by this Indenture or any other transaction document, inability to obtain or the failure of equipment, or interruption of communications or computer facilities, and other causes beyond the Trustee’s control whether or not of the same class or kind as specifically named above.

(m) Each of the Issuer and the Guarantor hereby irrevocably waives, in favor of the Trustee and the Agents, any conflict of interest that may arise by virtue of the Trustee and/or the Agents acting in various capacities under the Debt Securities, the Guarantees or this Indenture or for other customers of the Trustee and the Agents. Each of the Issuer and the Guarantor acknowledges that the Trustee and the Agents and their respective affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services to other parties with interests which the Issuer and the Guarantor may regard as conflicting with its interests and may possess information (whether or not material to the Issuer and the Guarantor) other than as a result of the Trustee and/or the Agents acting as the Trustee and/or the Agents hereunder, that the Trustee and/or the Agents may not be entitled to share with the Issuer and/or the Guarantor. The Trustee and the Agents will not disclose confidential information obtained from the Issuer and the Guarantor (without its consent) to any of the Trustee and/or the Agent’s other customers or affiliates nor will it use on the Issuer and the Guarantor’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Issuer and the Guarantor agree that the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Debt Securities, the Guarantees or this Indenture.

(n) The Trustee will not be bound to enforce the provisions of this Indenture unless it is (x) directed to do so by the Holders of a Majority of the Series of Debt Securities in writing and (y) indemnified and/or secured to its satisfaction.

(o) Notwithstanding anything else herein contained, the Trustee may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any Person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

(p) The Trustee shall not be charged with knowledge of any Default or Event of Default under this Indenture unless the Trustee has received written notice of such Default or Event of Default.

SECTION 7.3 Individual Rights of Trustee. The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Trustee or such agent and nothing herein shall obligate the Trustee to account for any profits earned from any business or transactional relationship.

SECTION 7.4 Trustee’s Disclaimer. The Trustee (a) makes no representation as to the validity or adequacy of this Indenture, the Debt Securities or the Guarantees, (b) is not accountable for the Issuer’s use or application of the proceeds from the Debt Securities, (c) is not responsible for any statement in the Debt Securities other than its certificate of authentication and (d) shall not have any responsibility for the Issuer’s or any Holder’s compliance with any state or U.S. federal securities law in connection with the Debt Securities.

SECTION 7.5 Notice of Default. Within 90 days after the occurrence thereof and if known to the Trustee, the Trustee shall give to the Holders of the Debt Securities of a Series notice of each Default or Event of Default with respect to the Debt Securities of such Series known to the Trustee, by transmitting such notice to Holders at their addresses as the same shall then appear on the Register, unless such Default shall have been cured or waived before the giving of such notice. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Debt Security, the Trustee may and shall be protected in withholding the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the applicable Series of Debt Securities.

SECTION 7.6 Compensation and Indemnity. (a) The Issuer and the Guarantor agree to be jointly and severally responsible for and will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee upon written request for all reasonable and documented out-of-pocket expenses, disbursements and advances (including costs of collection) incurred or made by the Trustee, including the reasonable and documented compensation, expenses and disbursements of the Trustee’s agents and counsel and other Persons not regularly within its employ, except any such expense, disbursement or advance caused by its own gross negligence, fraud or willful misconduct.

(b) Each of the Issuer and the Guarantor agree to jointly and severally indemnify the Trustee and its agents, employees, officers and directors for, and hold it harmless against, any obligations, taxes, damages, penalties, actions, judgments, suits, costs, disbursements, loss or liability or expense of any kind incurred by it without gross negligence, fraudulent activity or willful misconduct on its part arising out of or in connection with (i) the acceptance or administration of this Indenture and its duties under this Indenture and the Debt Securities, the Guarantees, as the case may be, including the costs of and expenses of enforcing this Indenture against the Issuer (including this Section 7.6) and defending itself against any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person), (ii) this Indenture and other transaction documents relating hereto or (iii) any instructions or directions upon which the Trustee may rely under this Indenture, including the reasonable and documented costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Debt Securities. The Trustee will notify the Issuer and the Guarantor promptly of any third party claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer and Guarantor will not relieve the Issuer or the Guarantor of their obligations hereunder. The Issuer and the Guarantor will defend the claim, and the Trustee will cooperate in the defense. The Trustee may have separate counsel, and the Issuer and Guarantor will pay the reasonable and documented fees and expenses of such counsel.

(c) To secure the Issuer’s payment obligations in this Section 7.6, the Trustee will have a lien prior to the Debt Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Debt Securities.

(d) This Section 7.6 will survive the redemption or maturity of the Debt Securities, the satisfaction and discharge of this Indenture pursuant to Section 10.6, and the resignation or termination of the appointment of the Trustee.

(e) All compensation and indemnity payments made by the Issuer and/or the Guarantor to the Trustee for the sole account of the Trustee under this Indenture will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (including related penalties, interest and other liabilities) (hereinafter, “Taxes”) imposed or levied by or on behalf of the government of the Relevant Jurisdiction or any political subdivision or any authority or agency therein or thereof having power to tax, or any other jurisdiction in which the Issuer or the Guarantor is organized or is otherwise resident for tax purposes, or any jurisdiction from or through which payment is made. If the Issuer or the Guarantor is so required by law or by regulation or governmental policy having the force of law to withhold or deduct any amount for or on account of Taxes imposed by a Relevant Taxing Jurisdiction from any payment made under or with respect to such payments to the Trustee, the Issuer will pay such additional amounts as may be necessary so that the net amount received by the Trustee (including such additional amounts) after such withholding or deduction will not be less than the amount the Trustee would have received if such Taxes had not been withheld or deducted; provided that, the Trustee will use commercially reasonable efforts to mitigate any payments that would arise as a result of the foregoing, including transferring the role of the Trustee to an affiliate of the Trustee.

(f) Whenever the Trustee incurs expenses or renders services after a Default or an Event of Default specified in paragraph 9(v) of the Terms, the expenses and compensation for such services (including the fees of the Trustee’s agents and counsel) are intended to constitute administrative expenses for purposes of priority under any Bankruptcy Law.

SECTION 7.7 Resignation and Removal; Appointment of Successor. (a) The Trustee may resign at any time by written notice to the Issuer. A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7. Any Trustee hereunder may be removed with respect to any Series of Debt Securities at any time by the filing with such Trustee and the delivery to the Issuer of an instrument or instruments in writing signed by the Holders of a Majority in principal amount of the Debt Securities of such Series then Outstanding, specifying such removal and the date when it shall become effective.

If at any time:

(1)

the Trustee shall fail to comply with the provisions of Section 310(b) of the TIA after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, or

(2)

the Trustee shall cease to be eligible under Section 7.10 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Debt Security for at least six months, or

(3)

the Trustee shall become incapable of acting or shall be adjudged bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Issuer by written notice to the Trustee may remove the Trustee and appoint a successor Trustee with respect to all Debt Securities, or (ii) subject to Section 315(e) of the TIA, any Holder who has been a bona fide Holder of a Debt Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Debt Securities and the appointment of a successor Trustee.

(b) If the Trustee has been removed by the Holders, Holders of a Majority in principal amount of the Debt Securities may appoint a successor Trustee with the consent of the Issuer. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee shall be entitled (but not obligated) (at the expense of the Issuer) to appoint another trustee, or the retiring trustee, the Issuer or the Holders of a Majority in principal amount of the Outstanding Debt Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Issuer, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.6, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Issuer will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Issuer will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(d) Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Issuer’s obligations under Section 7.6 will continue for the benefit of the retiring Trustee.

SECTION 7.8 Successor Trustee by Consolidation, Merger, Conversion or Transfer. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets (including the administration of the trust created by this Indenture) to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

SECTION 7.9 Money Held In Trust. The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.10 Eligibility; Disqualification. (a) The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50.0 million as set forth in its most recent published annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with effect hereinafter specified in Section 7.7.

(b) The Trustee shall comply with Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(i) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer or the Guarantor are Outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met. If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. If Section 310(b) of the TIA is amended any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Debt Securities of any Series or to change any of the definitions in connection therewith, this Section 7.10 shall be automatically amended to incorporate such changes.

SECTION 7.11 Communications by Holders with Other Holders. Holders of Debt Securities may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Debt Securities. The Issuer, the Guarantor, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA with respect to such communications.

ARTICLE EIGHT

CONCERNING THE HOLDERS

SECTION 8.1 Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of any Series of Debt Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments is or are received by the Trustee for such Series. Proof of execution of any instrument or of a writing appointing any such agent will be sufficient for any purpose of this Indenture and (subject to Section 7.1 and Section 7.2) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.

SECTION 8.2 Proof of Execution of Instruments and of Holding of Debt Securities. (a) Subject to Section 7.1 and Section 7.2, the execution of any instrument by a Holder or his or her agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as may be satisfactory to the Trustee.

(b) The holding of Debt Securities for purposes of this Indenture will be proved by the Register maintained pursuant to Section 2.6.

(c) if the Issuer or the Guarantor shall solicit from the Holders of Debt Securities of any Series any action, the Issuer and the Guarantor may, at its option, fix in advance a record date for the determination of Holders of Debt Securities entitled to take such action, but the Issuer and the Guarantor shall have no obligation to do so. Any such record date shall be fixed at the Issuer and the Guarantor’s discretion; provided that such record date shall not be more than 30 days prior to the first solicitation of any consent or waiver or more than 30 days prior to the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 312 of the TIA. If such a record date is fixed, such action may be sought or given before or after the record date, but only the Holders of Debt Securities of record at the close of business on such record date shall be deemed to be Holders of Debt Securities for the purpose of determining whether Holders of the requisite proportion of Outstanding Debt Securities of such Series have authorized or agreed or consented to such action, and for that purpose the Outstanding Debt Securities of such Series shall be computed as of such record date.

SECTION 8.3 Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat any Person in whose name any Debt Security may be registered upon the Register as the absolute owner of such Debt Security (whether or not such Debt Security is overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest (including Additional Amounts) on such Debt Security and for all other purposes; and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee will be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debt Security.

SECTION 8.4 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any Series or of the percentage of votes cast required in this Indenture in connection with such action, the Holder of a Debt Security of any Series that have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Debt Security. Except as aforesaid, any action taken by a Holder as provided in Section 8.1 or this Section 8.4 shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Holders. The Issuer and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions (including, where applicable, provisions for redemption, defeasance and sinking funds) as the Issuer shall consider to be appropriate for the Holders of Debt Securities of any Series, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture or in the Debt Securities of that Series; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders to waive such an Event of Default;

(b) to surrender any rights or powers of the Issuer under this Indenture or the Debt Securities of any Series;

(c) to convey, transfer, assign, mortgage or pledge any property or assets to the Trustee as security for the Debt Securities of any Series;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in the Debt Securities of any Series or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in the affected Debt Securities or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture, the Debt Securities of any Series or under any supplemental indenture that is not inconsistent with the Debt Securities of the affected Series and which shall not adversely affect the interests of the Holders of the Debt Securities of the affected Series;

(e) to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, respectively, contained herein and in the Debt Securities;

(f) to establish the form or terms of Debt Securities of any Series as permitted by Article Two of this Indenture, as amended;

(g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or a separate Trustee with respect to the Debt Securities of one or more Series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(h) any modification or waiver allowed under Section 15.1.

The Trustee is hereby authorized to join in the execution of any such supplemental indenture upon the request of the Issuer, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Debt Securities of the affected Series, notwithstanding any of the provisions of Section 9.2 or Article Fifteen.

In the event of a conflict between any supplemental indenture or amendment executed pursuant to this Section 9.1 and the Terms of the relevant Series of Debt Securities so supplemented or amended, the language in such supplemental indenture or amendment shall control.

SECTION 9.2 Supplemental Indentures with Consent of Holders. (a) Upon approval of a Modification pursuant to Section 15.2 or Section 15.3, the Issuer, the Guarantor and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of changing in any manner or eliminating any of the provisions of this Indenture (or the terms and conditions of the Debt Securities of a Series affected by such Modification pursuant to such approved Modification).

(b) Upon the request of the Issuer, accompanied by a copy of the supplemental indenture and upon the filing with the Trustee of evidence of the consent of Holders and other documents, if any, required by Section 8.1, the Trustee shall join with the Issuer and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole and absolute discretion, but shall not be obligated to, enter into such supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

(d) Promptly after the execution by the Issuer, the Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall at the expense of the Issuer, provide notice thereof to the affected Holders as provided in paragraph 14 of the Terms, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to publish such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(e) In the event of a conflict between any supplemental indenture or amendment executed pursuant to this Section 9.2 and the Terms of the relevant Series of Debt Securities so supplemented or amended, the language in such supplemental indenture or amendment shall control.

(f) For the avoidance of doubt, no approval is needed by Holders of any other Series of Debt Securities to take any action under this Indenture with respect to a Series of Debt Securities that has received sufficient approval from Holders of such Series of Debt Securities. The rights of Holders of each Series of Debt Securities under this Indenture shall be independent and separate of the rights of each other Series of Debt Securities.

SECTION 9.3 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture and the Debt Securities of the affected Series shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer, the Guarantor and the Holders of the affected Series shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Section 7.1 and Section 7.2, shall be entitled to receive, in addition to the documents required by Section 15.5, one or more Officers’ Certificates or Certificates and Opinion or Opinions of Counsel addressed to the Trustee as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.

SECTION 9.5 Notation on Debt Securities in Respect of Supplemental Indentures. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form and manner approved by the Trustee as to any matter provided for by such supplemental indenture. If the Issuer or the Trustee shall so determine, new Debt Securities so modified as to conform to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer at the expense of the Issuer, authenticated by the Trustee and delivered in exchange for the Debt Securities of the affected Series.

ARTICLE TEN

DEFEASANCE; SATISFACTION AND DISCHARGE

SECTION 10.1 Legal Defeasance and Covenant Defeasance. (a) The Issuer may, at its option and at any time, elect to have either Section 10.1(b) or Section 10.1(c) applied to all Outstanding Debt Securities of a Series upon compliance with the conditions set forth below in this Article Ten.

(b) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 10.4, be deemed to have been discharged from its Obligations with respect to all Outstanding Debt Securities of such Series on the date the conditions set forth in Section 10.2 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities of such Series, which shall thereafter be deemed to be Outstanding only for the purposes of Section 10.3 hereof and the other Sections of this Indenture referred to in Section 10.1(b)(i) or (ii), and to have satisfied all of its other Obligations under the Debt Securities of such Series and this Indenture with respect to such Series of Debt Securities (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of the Debt Securities of the relevant Series that are then Outstanding to receive payments in respect of the principal of, or interest or premium on the Debt Securities of such Series when such payments are due from the trust referred to in Section 10.3;

(ii) the Issuer’s Obligations with respect to the Debt Securities of the relevant Series, concerning issuing temporary Debt Securities, registration of Debt Securities, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties, indemnities and immunities of the Trustee for the relevant Series of Debt Securities, and the Issuer’s Obligations in connection therewith; and

(iv) this Section 10.1 and Section 10.3 with respect to the Debt Securities of such Series.

Following the Issuer’s exercise of its Legal Defeasance option, payment of the Debt Securities of such Series may not be accelerated because of an Event of Default. Subject to compliance with this Article Ten, the Issuer may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

(c) Upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), the Issuer shall, subject to the satisfaction of the conditions set forth in Section 10.2, be released from its Obligations under the covenants contained in Section 4.5 hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Debt Securities of such Series shall thereafter be deemed not Outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be Outstanding for all other purposes hereunder (it being understood that the Debt Securities of such Series shall not be deemed Outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to such Outstanding Debt Securities of such Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under the terms of the relevant Series of Debt Securities, but, except as specified above, the remainder of this Indenture and such Debt Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise under paragraph (a) hereof of the option applicable to this paragraph (c), subject to the satisfaction of the conditions set forth in Section 10.2, paragraphs 9(a)(iii), (iv) (only with respect to covenants that are released as a result of such Covenant Defeasance), (v) and (vi) of the Terms, in each case, shall not constitute Events of Default.

SECTION 10.2 Conditions to Defeasance. The Issuer may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

(a) the Issuer has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of all Debt Securities of such Series subject to Legal Defeasance or Covenant Defeasance, cash in Dollars, U.S. Government Obligation, or a combination of cash in Dollars and U.S. Government Obligation, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium on the Debt Securities of such Series that are then Outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Debt Securities of such Series are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of Independent Legal Counsel will confirm that, the Holders of the then Outstanding Debt Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the then Outstanding Debt Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default with respect to Debt Securities of such Series has occurred and is continuing on the date of such deposit referred to in clause (a) above (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) the Issuer has delivered to the Trustee an Officers’ Certificate stating that the deposit referred to in clause (a) above was not made by it with the intent of preferring the Holders of Debt Securities of such Series over the Issuer’s other creditors with the intent of defeating, hindering, delaying or defrauding its creditors or others; and

(f) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 10.3 Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. (a) Subject to Section 10.4, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 10.2 in respect of the Outstanding Debt Securities of such Series will be held in trust and applied by the Trustee, in accordance with the provisions of the Debt Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Debt Securities of such Series, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 10.2 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders.

(c) Anything in this Article Ten to the contrary notwithstanding, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 10.2 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 10.2(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 10.4 Repayment to the Issuer. Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal, premium, if any, or interest on any Debt Security and remaining unclaimed for five years after such principal, premium, if any, or interest has become due and payable will, at the option of the Issuer or the Guarantor, be paid to the Issuer or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Debt Security shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such money, and all liability of the Issuer as trustee thereof, shall thereupon cease.

SECTION 10.5 Reinstatement. If the Trustee or Paying Agent is unable to apply any Dollars or U.S. Government Obligations in accordance with Section 10.1(b) or (c), as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s Obligations under this Indenture and the Debt Securities of such Series will be revived and reinstated as though no deposit had occurred pursuant to Section 10.1(b) or (c) until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 10.1(b) or (c), as the case may be; provided that, if the Issuer makes any payment of principal, premium, if any, or interest on any Debt Security following the reinstatement of its Obligations, the Issuer will be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 10.6 Satisfaction and Discharge. This Indenture will be discharged and will cease to be of further effect as to all Debt Securities of any Series when:

(a) either:

(i) all Debt Securities of such Series that have been authenticated, except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities of such Series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(ii) all Debt Securities of such Series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuer or the Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in Dollars, U.S. Government Obligation, or a combination of cash in Dollars and U.S. Government Obligation, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge all amounts Outstanding on the Debt Securities of such Series not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default under this Indenture has occurred and is continuing on the date of the deposit referred to in clause (a)(i) or (a)(ii) above with respect to such Series of Debt Securities (other than a Default or Event of Default resulting from or related to the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer is a party or by which it is bound;

(c) the Issuer has paid or caused to be paid all sums payable by it under this Indenture with respect to the Debt Securities of such Series; and

(d) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Debt Securities of such Series at maturity or the redemption date, as the case may be.

(e) In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to Section 10.6(a)(2), the provisions of Section 10.7 and Section 10.4 shall survive.

SECTION 10.7 Application of Trust Money. (a) Subject to the provisions of Section 10.4, all money deposited with the Trustee pursuant to Section 10.6 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities of such Series and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 10.6 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s Obligations under this Indenture, the Debt Securities of such Series will be revived and reinstated as though no deposit had occurred pursuant to Section 10.6; provided that if the Issuer has made any payment of principal, premium, if any, or interest on any Debt Security of such Series because of the reinstatement of its Obligations, the Issuer will be subrogated to the rights of the Holders to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent, as the case may be.

ARTICLE ELEVEN

GUARANTEES

SECTION 11.1 Guarantees. (a) The Guarantor hereby fully, unconditionally and irrevocably guarantees to each Holder and the Trustee, the full and prompt payment of the principal of, and premium (if any) and interest on (including any Additional Amounts payable in respect thereof) the Debt Securities, when due and payable, whether at maturity, by acceleration, by redemption or otherwise, and all other Obligations of the Issuer hereunder or thereunder (such guaranteed obligations, the “Guaranteed Obligations”) on a senior unsecured basis. The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment when due (and not a guarantee of collection) and agrees to pay, in addition to the amounts stated in sub-paragraph (f) of this Section 11.1, all reasonable and documented expenses (including reasonable counsel fees and expenses) incurred by the Trustee except as a result of its own gross negligence, fraud or willful misconduct, or incurred by the Holders in enforcing or exercising any rights under any Guarantee. Furthermore, each Guarantee will constitute a separate obligation of the Guarantor and will relate solely to the payment of the principal of, and premium (if any) and interest on, the relevant Series of Debt Securities (including any Additional Amounts payable in respect thereof).

(b) The Guarantees will (i) constitute senior unsecured obligations of the Guarantor; (ii) at all times rank at least equally with all other present and future senior unsecured obligations of the Guarantor, except as may be required by mandatory provisions of law; (iii) be senior in right of payment to all future subordinated obligations of the Guarantor; and (iv) be effectively subordinated to secured obligations of the Guarantor, to the extent of the assets serving as security therefor.

(c) In no event will the Trustee or the Holders be obligated to pursue or exhaust its legal or equitable remedies prior to exercising any rights under any Guarantee.

(d) The Guarantor further agrees that its Guarantee constitutes an absolute and unconditional and continuing guarantee of payment. The Guarantor hereby waives the effects of any of the following on its payment obligations hereunder and agrees that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder, in each case, to the extent permitted by law:

(i) any claim as to the validity, regularity or enforceability of this Indenture, the Debt Securities or any other agreement;

(ii) diligence, presentation to, demand of payment from and protest to the Issuer of any of its Obligations and notice of protest for nonpayment;

(iii) the failure of the Trustee or any Holder to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Debt Securities or any other agreement;

(iv) any extension or renewal of the Obligations, this Indenture, the Debt Securities or any other agreement;

(v) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Debt Securities or any other agreement;

(vi) the existence of any bankruptcy, insolvency, reorganization or similar proceedings involving the Issuer;

(vii) any setoff, counterclaim, recoupment, termination or defense of any kind or nature which may be available to or asserted by the Guarantor or the Issuer against the Holders or the Trustee;

(viii) any impairment, taking, furnishing, exchange or release of, or failure to perfect or obtain protection of any security interest in, any collateral securing this Indenture and the Debt Securities and any right to require that any resort be had by the Trustee or any Holder to any such collateral; and

(ix) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a defense or discharge of such Guarantor as a matter of law or equity.

(e) Except as provided in Section 11.2, the obligations of the Guarantor hereunder will not be subject to any reduction, limitation, impairment or termination for any reason other than:

(i) repayment in full of the relevant Series of Debt Securities; or

(ii) a Legal Defeasance of the relevant Series of Debt Securities as provided in Section 10.1.

(f) The Guarantor further agrees that its Guarantee herein will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

(g) In furtherance of the foregoing and not in limitation of any other right which the Trustee or any Holder has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Issuer to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, the Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of:

(i) the unpaid amount of such Obligations then due and owing; and

(ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law);

provided that any delay by the Trustee in giving such written demand shall in no event affect the Guarantor’s obligations under its Guarantee.

(h) The Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand:

(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein; and

(ii) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

SECTION 11.2 Termination, Release and Discharge. The Guarantor will be released from and relieved of its obligations under its Guarantee in the event: (i) of repayment in full of the relevant Series of Debt Securities, (ii) that there is a Legal Defeasance of the relevant Series of Debt Securities as pursuant to Section 10.1(b) hereof, (iii) that there is a Satisfaction and Discharge of the relevant Series of Debt Securities pursuant to Section 10.6 or (iv) upon the sale of all or substantially all of its assets in compliance with Section 5.1 of this Indenture; provided that the transaction is otherwise carried out pursuant to and in accordance with all other applicable provisions of this Indenture.

SECTION 11.3 No Subrogation. The Guarantor agrees that it will not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash in Dollars, U.S. Government Obligations, or a combination of cash in Dollars and U.S. Government Obligations of all Obligations. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash in Dollars, U.S. Government Obligations, or a combination of cash in Dollars and U.S. Government Obligations, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and will, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

SECTION 11.4 Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Debt Securities, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, result in the obligations of the Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

ARTICLE TWELVE

MISCELLANEOUS PROVISIONS

SECTION 12.1 Officers and Directors of Issuer and Guarantor Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security, or because of any indebtedness evidenced thereby, will be held against any official of the Issuer or the Guarantor, either directly or through the Issuer or the Guarantor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debt Securities by the Holders thereof and as part of the consideration for the issue of the Debt Securities.

SECTION 12.2 Provisions of Indenture for the Sole Benefit of Parties and Holders. Nothing in this Indenture, in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders.

SECTION 12.3 Successors and Assigns of the Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

SECTION 12.4 Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with a provision included in this Indenture which is required to be included in this Indenture by any of the provisions of Sections 310 to 318, inclusive, of, the TIA, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA, which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

SECTION 12.5 Notices and Demands on Trustee and Holders. (a) Any notice or communication to the Issuer, the Guarantor or the Trustee shall be given to the following addresses:

if to the Issuer:

TSMC Arizona Corporation

c/o Taiwan Semiconductor Manufacturing Company Limited

No.8, Li-Hsin Road 6, Hsinchu Science Park, Hsinchu,

Taiwan, R.O.C.

Attn: Wendell Jen-Chau Huang and Alex Huang

Telephone: 886-3-5636688 ext. 7125920 and ext.7125935

E-mail: wendellh@tsmc.com and alex_h@tsmc.com

With copies to:

Sullivan & Cromwell (Hong Kong) LLP

20th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

Attn: Waldo D. Jones and Ching-Yang Lin

Email: jonesw@sullcrom.com and linc@sullcrom.com

if to the Guarantor:

Taiwan Semiconductor Manufacturing Company Limited

No.8, Li-Hsin Road 6, Hsinchu Science Park, Hsinchu,

Taiwan, R.O.C.

Attn: Wendell Jen-Chau Huang and Alex Huang

Telephone: 886-3-5636688 ext. 7125920 and ext.7125935

E-mail: wendellh@tsmc.com and alex_h@tsmc.com

With copies to:

Sullivan & Cromwell (Hong Kong) LLP

20th Floor, Alexandra House, 18 Chater Road, Central, Hong Kong

Attn: Waldo D. Jones and Ching-Yang Lin

Email: jonesw@sullcrom.com and linc@sullcrom.com

if to the Trustee:

Citibank, N.A.

388 Greenwich Street, New York, NY 10013

Attn: Agency & Trust - TSMC Arizona Corporation

E-mail: cts.spag@citi.com

The Issuer, the Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(i) All notices delivered pursuant to this Section must be in writing, in English and will be deemed effective upon actual receipt.

(ii) Where this Indenture provides for notice to Holders of any or all Series, such notice will be sufficiently given (unless otherwise herein expressly provided) if given in accordance with paragraph 14 of the Terms of the affected Series. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(iii) In case, by reason of the suspension of or irregularities in regular mail service or otherwise, it is impracticable to mail or publish notice to the Issuer, the Guarantor or the Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be deemed reasonable by the Issuer and be accepted by the Trustee shall be deemed to be a sufficient giving of such notice.

(iv) Notwithstanding any other provision of this Indenture or any Debt Security, where this Indenture or any Debt Security provides for notice of any event (including any notice of redemption) to a Holder of a Debt Security (whether by mail or otherwise), such notice shall be sufficiently given when delivered to the Depositary for such Debt Security (or its designee) pursuant to the customary procedures of such Depositary.

SECTION 12.6 Officers’ Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by or on behalf of the Issuer to the Trustee to take any action under any of the provisions of this Indenture, at the request of the Trustee, the Issuer will furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel addressed to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture will include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such Officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate, statement or opinion of or representations by an Officer or Officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an Officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such Officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

SECTION 12.7 Payments Due on Non-New York Business Days. In any case where the Payment Date is not a New York Business Day, then payment of principal or interest need not be made on such date but may be made on the next succeeding New York Business Day. Any payment made on a date other than the maturity date as set forth in the Debt Securities of a Series will have the same force and effect as if made on the date of maturity of that Series, and no interest shall accrue for the period after such date.

SECTION 12.8 Governing Law; Consent to Jurisdiction; Waiver of Immunities. (a) This Indenture, the Debt Securities and the Guarantees are governed by and will be construed in accordance with the law of the State of New York.

(b) The Issuer and the Guarantor have agreed that any action arising out of or based upon this Indenture, the Debt Securities or the Guarantees may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and have irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. The Issuer and the Guarantor have irrevocably appointed TSMC North America as their agent upon which process may be served in any such action.

(c) To the extent that any of the Issuer and the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and the Guarantor each hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its respective obligations under this Indenture, the Debt Securities or the Guarantees.

SECTION 12.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 12.10 Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTOR AND THE TRUSTEE AND EACH HOLDER BY ACCEPTANCE OF THE DEBT SECURITIES, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE DEBT SECURITIES OF ANY SERIES.

SECTION 12.11 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 12.12 Severability. If a court of competent jurisdiction declares any provision hereof invalid, it will be ineffective only to the extent of such invalidity, so that the remainder of the provision and this Indenture will continue in full force and effect.

ARTICLE THIRTEEN

PROVISIONS FOR MEETINGS OF HOLDERS

SECTION 13.1 Meeting of Holders. (a) The Issuer or the Trustee at any time may, and upon a request in writing (specifying the proposed action to be taken) to the Trustee made by Holders holding not less than 10% in aggregate principal amount of the Debt Securities of any Series the Trustee will, convene a meeting of Holders of the Debt Securities of that Series in The City of New York. The Issuer or the Trustee, as applicable, will give notice of each meeting of Holders of the Debt Securities of a Series, setting forth the time and place of the meeting and in general terms the topics to be discussed, or the action to be taken, at that meeting, not less than 30 nor more than 60 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Holders of Debt Securities of any Series a Person must be, as of the date reasonably set by the Trustee, (i) a Holder of one or more Debt Securities of that Series or (ii) a Person appointed by an instrument in writing as proxy by the Holder of one or more Debt Securities of that Series. The only Persons who shall be entitled to be present or to speak at any meeting of Holders will be the Persons entitled to vote at such meeting and their counsel, the Trustee and its counsel, and any representatives of the Issuer and its counsel. Any procedures governing the conduct of meetings of Holders not described in this Article Thirteen will be set by the Trustee.

(b) Holders entitled to vote a Majority in aggregate principal amount of the Debt Securities at the time Outstanding shall constitute a quorum at any meeting. No business may be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum within thirty minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than ten days as determined by the chairman of the meeting. Notice of the reconvening of any adjourned meeting need be given only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting must state expressly the percentage of the aggregate principal amount of Debt Securities of such Series at the time Outstanding which shall constitute a quorum.

(c) Any Holder of a Debt Security of the Series with respect to which such meeting is being held who has executed an instrument in writing appointing a Person as proxy will be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Holder will be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any Series duly held in accordance with this Section will be binding on all the Holders of Debt Securities of such Series whether or not present or represented at the meeting.

(d) The appointment of any proxy will be proved by having the signature of the person executing the proxy guaranteed by any bank, banker, trust company or London or New York Stock Exchange member firm satisfactory to the Issuer. The holding of Debt Securities will be proved by the Register maintained in accordance with Section 2.6 or by a certificate or certificates of the Trustee, provided that the holding of a beneficial interest in the a Global Security may be proved by a certificate or certificates of the Depositary.

(e) The Trustee will appoint a temporary chairman of the meeting. A permanent chairman and a permanent secretary of the meeting will be elected by vote of the Holders of a Majority in aggregate principal amount of the Debt Securities of such Series represented at the meeting. At any meeting, each Holder of Debt Securities of such Series or proxy shall be entitled to one vote for each US$1,000 (or, in the case of Debt Securities denominated in any other currency, an equivalent amount in such other currency) principal amount of Debt Securities of such Series held or represented by that Holder; provided that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting will have no right to vote except as a Holder of Debt Securities of such Series or proxy. Any meeting of Holders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

(f) The vote upon any resolution submitted to any meeting of Holders of one or all Series shall be by written ballot on which will be subscribed the signatures of the Holders of Debt Securities of such Series or proxies. Except as provided in Section 15.3, the permanent chairman of the meeting will appoint two inspectors of votes who will count all votes cast at the meeting for or against any resolution and who will make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of such Holders will be prepared by the secretary of the meeting and there will be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record will be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates will be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE FOURTEEN

IMMUNITY OF CERTAIN PERSONS

SECTION 14.1 No Personal Liability. No recourse shall be had for the payment of the principal of, or the premium, if any, or interest on (including Additional Amounts), any Debt Security or for any claim based thereon or otherwise in respect thereof or of the indebtedness represented thereby, or upon any obligation, covenant or agreement of this Indenture, against any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Issuer or the Guarantor or of any successor thereto, either directly or through the Issuer or the Guarantor or any successor thereto, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture, the Debt Securities and the Guarantees are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer, employee or director, as such, past, present or future, of the Issuer or the Guarantor or of any successor thereto, either directly or through the Issuer or the Guarantor or any successor corporation, because of the incurring of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants, promises or agreements contained in this Indenture or in any of the Debt Securities or the Guarantees, or to be implied herefrom or therefrom, and that all liability, if any, of that character against every such incorporator, stockholder, officer, employee and director is, by the acceptance of the Debt Securities and as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Debt Securities and the Guarantees expressly waived and released.

ARTICLE FIFTEEN

MODIFICATIONS

SECTION 15.1 Without Consent of Holders. (a) Notwithstanding Section 15.2, without the consent of any Holder, the Issuer and the Trustee may amend or supplement this Indenture and the Debt Securities of any Series to:

(i) cure any ambiguity, omission, defect or inconsistency; provided, however, that such amendment does not materially and adversely affect the rights of Holders of the relevant Series of Debt Securities;

(ii) provide for the assumption by a successor Person of the obligations of the Issuer or the Guarantor under this Indenture and a Series of Debt Securities in accordance with Section 5.1;

(iii) provide for or facilitate the issuance of uncertificated Debt Securities in addition to or in place of certificated Debt Securities; provided that the uncertificated Debt Securities are issued in registered form for purposes of Section 163(f) of the Code;

(iv) to comply with the rules of any applicable Depositary;

(v) make any change that does not adversely affect the legal rights under this Indenture of any Holder in any material respect;

(vi) evidence and provide for the acceptance of an appointment under this Indenture of a successor Trustee; provided that the successor Trustee is otherwise qualified and eligible to act as such under the terms of this Indenture;

(vii) conform the text of this Indenture, the Debt Securities or the Guarantees to any provision of the “Description of the Notes and the Guarantees” in the prospectus supplements in relation to the Debt Securities;

(viii) make any amendment to the provisions of this Indenture relating to the transfer and legending of the Debt Securities or Guarantees as permitted by this Indenture, including, but not limited to, facilitate the issuance and administration of the Debt Securities or Guarantees or, if incurred in compliance with this Indenture, Additional Securities; provided, however, that (A) compliance with this Indenture as so amended would not result in the Debt Securities or Guarantees being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer the Debt Securities and Guarantees of described in the offering circular;

(ix) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture;

(x) to evidence the succession of another Person to the Issuer or the Guarantor, and the assumption by any such successor of the covenants of the Issuer or the Guarantor, respectively;

(xi) to establish the form or terms of a new Series of Debt Securities;

(xii) to reduce or otherwise limit the aggregate principal amount of Debt Securities that may be authenticated and delivered under this Indenture;

(xiii) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Series of Debt Securities, provided that any such action shall not adversely affect the interests of the Holders of any Debt Securities then Outstanding; and

(xiv) to amend or supplement any provision contained herein or in any supplemental indenture, provided that no such amendment or supplement shall adversely affect the interests of the Holders of any Debt Securities then Outstanding; and

(xv) to comply with the requirements of the SEC in order to maintain the qualification of this Indenture under the Trust Indenture Act.

(b) Upon the request of the Issuer, and upon receipt by the Trustee of the documents described in Section 7.2, Section 12.6 and Section 15.5 the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

(c) After an amendment, supplement or waiver under this Section 15.1 becomes effective, the Issuer will send to the Holders of Debt Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 15.2 With Consent of Holders. (a) Except as provided below in this Section 15.2, the Issuer, the Guarantor and the Trustee may amend or supplement this Indenture with respect to a Series of Debt Securities or any Series of the Debt Securities with the consent of the Holders of not less than a Majority in principal amount of a Series of Debt Securities (including Additional Securities, if any) then Outstanding (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, such Series of the Debt Securities), and, subject to Section 6.6 and Section 6.7, waive any existing or past Default or Event of Default and its consequences (except a continuing Default or Event of Default (i) in the payment of the principal of, or interest on (or Additional Amounts payable in respect of), the relevant Debt Securities then Outstanding of the payment of any amounts due under the relevant Guarantee, in which event the consent of all Holders of such Series is required, and (ii) in respect of a covenant or provision which under this Section 15.2(e) cannot be modified or amended without the consent of each Holder of such Series of the Debt Securities then Outstanding affected thereby). Any such waivers will be conclusive and binding on all Holders of the relevant Series of Debt Securities, whether or not any one Holder have given consent to such waivers, and on all future Holders of such Series of Debt Securities, whether or not notation of such waivers is made upon the relevant Debt Securities. Any instrument given by or on behalf of any Holder of any Debt Securities in connection with any consent to any such waiver will be irrevocable once given and will be conclusive and binding on all subsequent Holders of any such Debt Securities.

(b) Upon the request of the Issuer, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2, Section 12.6 and Section 15.5, the Trustee will join with the Issuer and the Guarantor in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its sole and absolute discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c) It shall not be necessary for the consent of the Holders under this Section 15.2 to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 15.2 becomes effective, the Issuer will send to the Holders of Debt Securities of such Series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

(e) Without the consent of each affected Holder, no amendment, supplement or waiver under this Section 15.2 may:

(i) change the Stated Maturity of such Series of the Debt Securities;

(ii) reduce the principal amount of, payments of interest on or stated time for payment of interest on any Debt Securities of such Series;

(iii) change any obligation of the Issuer or the Guarantor to pay Additional Amounts with respect to such Series of Debt Securities or the related Guarantee, respectively;

(iv) change any obligation of the Guarantor to make payments under the Guarantee with respect to such Series of Debt Securities;

(v) change the currency of payment of the principal of or interest on each Series of Debt Securities;

(vi) impair the right to receive payment of the principal of or interest on (including Additional Amounts) such Series of Debt Securities on the Stated Maturity date for such payment expressed in such Series of Debt Securities or to institute suit for the enforcement of such payment;

(vii) reduce the percentage of Outstanding Debt Securities necessary to modify or amend this Indenture;

(viii) reduce the percentage of the aggregate principal amount of Outstanding Debt Securities of such Series necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults;

(ix) modify the provisions of this Indenture with respect to modification and waiver; or

(x) reduce the amount of the premium payable upon the redemption or repurchase of any Debt Securities of such Series or change the time at which any Debt Securities of such Series may be redeemed or repurchased as described in paragraph 5 of the Terms whether through an amendment or waiver of provisions in the covenants, definitions or otherwise.

(f) A consent to any amendment, supplement or waiver of this Indenture or the Debt Securities by any Holder given in connection with a tender of such Holder’s Debt Securities will not be rendered invalid by such tender.

SECTION 15.3 Revocation and Effect of Consents. (a) Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Debt Security is a continuing consent by the Holder of a Debt Security and every subsequent Holder of a Debt Security or portion of a Debt Security that evidences the same debt as the consenting Holder’s Debt Security, even if notation of the consent is not made on any Debt Security. However, any such Holder of a Debt Security or subsequent Holder of a Debt Security may revoke the consent as to its Debt Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b) The Issuer may, but will not be obligated to, fix a record date pursuant to Section 8.2 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

SECTION 15.4 Notation on or Exchange of Debt Securities. (a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Debt Security thereafter authenticated. The Issuer in exchange for all Debt Securities may issue and the Trustee will, upon receipt of an Authentication Order, authenticate new Debt Securities that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Debt Security will not affect the validity and effect of such amendment, supplement or waiver.

SECTION 15.5 Trustee to Sign Amendments, etc. The Trustee will sign any amendment, supplement or waiver authorized pursuant to this Article Fifteen if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee will receive and (subject to Section 7.1) will be fully protected in conclusively relying upon, in addition to the documents required by Section 12.6, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantor, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of October 18, 2021.

TSMC ARIZONA CORPORATION, as the Issuer

By:	/s/ Wendell Jen-Chau Huang
Name: Wendell Jen-Chau Huang
Title: Director

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of October 18, 2021.

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED, as the Guarantor

By:	/s/ Wendell Jen-Chau Huang
Name: Wendell Jen-Chau Huang
Title: Vice President and Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of October 18, 2021.

CITIBANK, N.A., as the Trustee

By:	/s/ William Keenan
Name: William Keenan
Title: Senior Trust Officer

EXHIBIT A

FORM OF FACE OF GLOBAL SECURITY

THIS IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

THE SECURITY EVIDENCED HEREBY MAY BE PURCHASED AND TRANSFERRED ONLY IN DENOMINATIONS OF US$200,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF.

TSMC ARIZONA CORPORATION

REGISTERED GLOBAL DEBT SECURITY

representing

[US$ / Other Currency][ ● ]

[COMMON CODE NO. [ ● ]]

[CUSIP NO. [ ● ]]

[ISIN NO. [ ● ]]

[ ● ]% Notes Due 20[ ● ]

TSMC ARIZONA CORPORATION (the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assigns, upon surrender hereof of the principal sum of [ ● ] [UNITED STATES DOLLARS] [OTHER CURRENCY] ([US$] [Other Currency][ ● ]) or such amount as shall be the outstanding principal amount hereof on [ ● ], 20[ ● ], together with interest accrued from the issue date to, but excluding, the maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof. The Issuer further unconditionally promises to pay interest in arrears on [ ● ] and [ ● ] of each year (each an “Interest Payment Date”), commencing [ ● ], 20[ ● ] on any outstanding portion of the unpaid principal amount hereof at [ ● ]% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from [ ● ] until payment of said principal sum has been made or duly provided for. This is a Global Security (as that term is defined in the Indenture referred to below) deposited with the Depositary, and registered in the name of the Depositary or its nominee or common custodian, and accordingly, the Depositary or its nominee or common custodian, as holder of record of this Debt Security (as that term is defined in the Indenture referred to below), shall be entitled to receive payments of principal and interest, other than principal and interest due at the maturity date, by wire transfer of immediately available funds. Such payment shall be made exclusively in such currency of [the United States of America] [Other Country] as at the time of payment shall be legal tender for payment of public and private debts. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

[Insert floating interest rate provisions, if applicable.]

[If the Debt Security is not to bear interest prior to maturity, insert: The principal of this Debt Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at stated maturity.]

The statements in the legend set forth above are an integral part of the terms of this Debt Security and by acceptance hereof each Holder of this security (the “Holder”) agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Global Security is issued in respect of an issue of [US$ / Other Currency] [ ● ] principal amount of [ ● ]% Notes Due [ ● ] of the Issuer and is governed by (i) the Indenture, dated as of [•], 2021 (the “Indenture”) by and among the Issuer, Taiwan Semiconductor Manufacturing Company Limited, as guarantor (the “Guarantor”) and Citibank, N.A., as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Debt Securities set forth in Exhibit C to the Indenture (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Issuer for this Global Security, the terms of which are incorporated herein by reference. This Global Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms.

Upon any exchange of all or a portion of this Global Security for Certificated Debt Securities in accordance with the Indenture, this Global Security shall be endorsed on Schedule A to reflect the change of the principal amount evidenced hereby.

Unless the certificate of authentication hereon has been executed by the Trustee, this Global Security shall not be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

TSMC ARIZONA CORPORATION

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

Dated:	By
Authorized Signatory

Schedule A: Schedule of Exchanges of Interests in the Global Security

The following exchanges of a part of this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of a part of another Global Security or Definitive Security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such Increase or Decrease	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF FACE OF CERTIFICATED SECURITY

THE SECURITY EVIDENCED HEREBY MAY BE PURCHASED AND TRANSFERRED ONLY IN DENOMINATIONS OF US$200,000 AND INTEGRAL MULTIPLES OF US$1,000 IN EXCESS THEREOF.

No. [ ● ]	US$[ ● ]

COMMON CODE NO. [ ● ]

CUSIP NO. [ ● ]

ISIN NO. [ ● ]

TSMC ARIZONA CORPORATION

[ ● ]% NOTES DUE [ ● ]

TSMC ARIZONA CORPORATION (the “Issuer”), for value received, hereby promises to pay to[            ], or registered assigns, upon surrender hereof of the principal sum of [ ● ] [UNITED STATES DOLLARS] [OTHER CURRENCY] ([US$] [Other Currency] [ ● ]) or such amount as shall be the outstanding principal amount hereof on [ ● ], 20[ ● ], together with interest accrued from the issue date to, but excluding, the maturity date, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof. The Issuer further unconditionally promises to pay interest in arrears on [ ● ] and [ ● ] of each year (each an “Interest Payment Date”), commencing [ ● ], 20[ ● ] on any outstanding portion of the unpaid principal amount hereof at [ ● ]% per annum. Interest shall accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from [ ● ], 20[ ● ] until payment of said principal sum has been made or duly provided for. The interest payable on any such [ ● ] and [ ● ] will, subject to certain conditions set forth in the Terms hereinafter referred to, be paid to the person in whose name this Note is registered at the end of the fifteenth day next preceding each Interest Payment Date. Such payment shall be made exclusively in such currency of [the United States of America] [Other Country] as at the time of payment shall be legal tender for payment of public and private debts. Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

[Insert floating interest rate provisions, if applicable.]

[If the Debt Security is not to bear interest prior to maturity, insert: The principal of this Debt Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at stated maturity.]

The statements in the legend set forth above are an integral part of the terms of this Debt Security and by acceptance hereof each Holder of this Debt Security (the “Holder”) agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

This Certificated Security is issued in respect of an issue of [US$] [Other Currency] [ ● ] principal amount of [ ● ]% Notes Due [ ● ] of the Issuer and is governed by (i) the Indenture, dated as of [•], 2021 (the “Indenture”) by and among the Issuer, Taiwan Semiconductor Manufacturing Company Limited, as guarantor (the “Guarantor”) and Citibank, N.A., as trustee (the “Trustee”), the terms of which Indenture are incorporated herein by reference, and (ii) by the terms and conditions of the Debt Securities appearing in Exhibit C to the Indenture (the “Terms”), as supplemented or amended by the Authorization (as defined in the Indenture) of the Issuer for this Certificated Security, the terms of which are incorporated herein by reference. This Certificated Security shall in all respects be entitled to the same benefits as other Debt Securities under the Indenture and the Terms.

Unless the certificate of authentication herein has been executed by the Trustee, this Certificated Security shall not be valid or obligatory for any purpose.

B-1

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:

TSMC ARIZONA CORPORATION

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities issued under the within-mentioned Indenture.

CITIBANK, N.A., as Trustee

Dated:	By
Authorized Signatory

B-2

EXHIBIT C

[FORM OF REVERSE OF DEBT SECURITY]

TERMS AND CONDITIONS OF THE DEBT SECURITIES

1. General. (a) This Debt Security is one of a duly authorized Series of Debt Securities of TSMC Arizona Corporation (the “Issuer”), designated as its [        %] [Title of Securities] Due                 (each Debt Security of this Series a “Debt Security,” and collectively, the “Debt Securities”), and issued or to be issued in one or more Series pursuant to the Indenture, dated as of                 , by and among the Issuer, Taiwan Semiconductor Manufacturing Company Limited, as guarantor (the “Guarantor”), and Citibank, N.A., as Trustee (the “Trustee”), as amended from time to time (the “Indenture”). The holders of the Debt Securities (the “Holders”) will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Trustee. All capitalized terms used in this Debt Security but not defined herein shall have the meanings assigned to them in the Indenture. In the event of any conflict between the provisions of the Indenture and the provisions of the Terms contained in this Debt Security, the Terms contained in this Debt Security will control.

(b) The Debt Securities will (i) constitute senior unsecured obligations of the Issuer; (ii) at all times rank pari passu and without any preference or priority among themselves and at least equally with all other present and future senior unsecured obligations of the Issuer, except as may be required by mandatory provisions of law; (iii) be senior in right of payment to all future subordinated obligations of the Issuer; and (iv) be effectively subordinated to secured obligations of the Issuer, to the extent of the assets serving as security therefor. All amounts payable under the Debt Securities are backed by the full faith and credit of the Issuer.

(c) The Debt Securities are in fully registered form, without coupons. Debt Securities may be issued in certificated form (the “Certificated Securities”), or may be represented by one or more registered global securities (each, a “Global Security”) held by or on behalf of the Depositary. Certificated Securities will be available only in the limited circumstances set forth in the Indenture. The Debt Securities, and transfers thereof, shall be registered as provided in Section 2.6 of the Indenture. Any Person in whose name a Debt Security shall be registered may (to the fullest extent permitted by applicable law) be treated at all times, by all Persons and for all purposes as the absolute owner of such Debt Security regardless of any notice of ownership, theft, loss or any writing thereon.

2. Payments. (a) Principal of the Debt Securities will be payable against surrender of the Debt Securities at the specified office of the Paying Agent located at c/o [388 Greenwich Street, New York, NY 10013, Attention: Agency & Trust—TSMC Arizona Corporation] [or such other address as provided] or, subject to applicable laws and regulations, at the office outside of the United States of a Paying Agent, by [U.S. dollar] [Other Currency] check drawn on, or by transfer to a [U.S. dollar] [Other Currency] account maintained by the Holder with, a bank located in [New York City] [Other Location]. [If the Debt Security is to bear interest prior to maturity, insert: Payment of interest (including Additional Amounts (as defined below)) on Debt Securities will be made to the Persons in whose name the Debt Securities are registered at the end of the fifteenth day preceding the date on which interest is to be paid (each, a “Record Date”), whether or not such day is a New York Business Day, notwithstanding the cancellation of the Debt Securities upon any transfer or exchange thereof subsequent to the Record Date and prior to such interest Payment Date; provided that if and to the extent the Issuer shall default in the payment of the interest due on such interest Payment Date, such defaulted interest plus, to the extent lawful, interest payable on the defaulted interest, shall be paid to the Persons in whose names the Debt Securities are registered as of a subsequent record date established by the Issuer by notice, as provided in Paragraph 10 of the Terms, by or on behalf of the Issuer to the Holders not less than 15 days preceding such subsequent record date, such record date to be not less than 10 days preceding the date of payment of such defaulted interest. Payment of interest on Certificated Securities will be made (i) by a [U.S. dollar] [Other Currency] check drawn on a bank in [New York City] [Other Location] mailed to the Holder at such Holder’s registered address or (ii) upon application by the Holder of at least [US$/other currency]                         in principal amount of Certificated Securities to the Trustee not later than the relevant Record Date, by wire transfer in immediately available funds to a [U.S. dollar][Other Currency] account maintained by the Holder with a bank in [New York City][Other Location]. Payment of interest on Certificated Securities will be made (i) by the Issuer if it acts as its own Paying Agent, by a [U.S. dollar] [Other Currency] check drawn on a bank in [New York City] [Other Location] mailed to the Holder at such Holder’s registered address or (ii) by wire transfer in immediately available funds to a U.S. dollar account maintained by the Holder with a bank in [New York City] [Other Location]. Payment of interest on a Global Security will be made by wire transfer in immediately available funds to a U.S. dollar account maintained by the Depositary with a bank in [New York City] [Other Location].

(b) In any case where the date of payment of the principal of [, or interest (including Additional Amounts), on ]the Debt Securities shall not be a New York Business Day, then payment of principal [or interest (including Additional Amounts)] need not be made on such date at the relevant place of payment but may be made on the next succeeding New York Business Day. Any payment made on a date other than the date on which such payment is due as set forth herein shall have the same force and effect as if made on the date on which such payment is due, and no interest shall accrue for the period after such date.

(c) Interest in respect of any period of less than one year shall be calculated on the basis of [a 360-day year of twelve 30-day months][the actual number of days elapsed in a 360-day year.]

(d) Subject to applicable law, all monies paid by or on behalf of the Issuer to the Trustee or to any Paying Agent for payment of the principal of [, or interest (including Additional Amounts) on,] any Debt Security and not applied but remaining unclaimed for five years after the date upon which such amount shall have become due and payable shall, at the option of the Issuer or the Guarantor, be repaid to or for the account of the Issuer by the Trustee or such Paying Agent, the receipt of such repayment to be confirmed promptly in writing by or on behalf of the Issuer. The Holder or Holders of such Debt Security or Securities shall thereafter look only to the Issuer for the payment that such Holder may be entitled to collect, and all liability of the Trustee or such Paying Agent with respect to such monies shall thereupon cease.

(e) If the Issuer at any time defaults in the payment of any principal of [, or interest (including Additional Amounts) on,] the Debt Securities, the Issuer will pay interest on the amount in default [(to the extent permitted by law in the case of interest on defaulted interest)], calculated for each day until paid, at the rate of         % per annum, together with Additional Amounts, if applicable.

3. Payment of Additional Amounts. (a) All payments of principal, premium and interest made by the Issuer in respect of the Debt Securities of any Series or the Guarantor in respect of the Guarantees will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of the R.O.C., the U.S., or any political subdivision thereof or any authority therein having power to tax (a “Relevant Jurisdiction”), unless such withholding or deduction of such Taxes is required by law or by regulation. If the Issuer or the Guarantor (or their Paying Agent is) is required to make such withholding or deduction, the Issuer or the Guarantor, as applicable, will withhold such Taxes and pay them to the relevant government authority, and the Issuer or the Guarantor, as applicable, will pay such additional amounts in respect of Taxes as will result (i) with respect to the Issuer, in the receipt by the Holders or beneficial owners of the Debt Securities of such Series of such amounts as would have been received by such Holders or beneficial owners had no such withholding or deduction of such Taxes been required or (ii) with respect to the Guarantor, in the receipt by the Holders or beneficial owners of the Debt Securities of such Series of such amounts as would have been received by such Holders or beneficial owners in respect of payments under the related Guarantee had no such withholding or deduction of such Taxes been required (such additional amounts payable by the Issuer or the Guarantor, the “Additional Amounts”), except that no such Additional Amounts shall be payable:

(i) in respect of any such Taxes that would not have been imposed, deducted or withheld but for the existence of any connection (whether present or former) between the Holder or beneficial owner of a Debt Security and any Relevant Jurisdiction other than merely holding such Debt Security or receiving principal or interest in respect thereof (including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having currently or having had a permanent establishment therein);

(ii) to the extent that any Taxes with respect to a Debt Security would not have been so imposed or levied but for the fact that, where presentation is required in order to receive payment, the applicable Debt Security or Guarantees were presented more than 30 days after the date on which such payment became due and payable or the date on which payment thereof provided for and notice thereof given to the Holders of the Debt Securities, whichever is later, except to the extent that the Holder or beneficiary thereof would have been entitled to such Additional Amounts on presenting the same for payment on the last day of such 30-day period;

(iii) in respect of any failure of the Holder or beneficial owner of a Debt Security or a Guarantee to comply with a timely request of the Issuer or the Guarantor, as applicable, addressed to the Holder or beneficial owner to provide information concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with any Relevant Jurisdiction, if and to the extent that due and timely compliance with such request is required under the tax laws, statutes, treaties, regulations or administrative practices of any Relevant Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner;

(iv) in respect of any Taxes imposed as a result of any Debt Security or a Guarantee being presented for payment (where presentation is required) in the Relevant Jurisdiction, unless any such Debt Security or such Guarantee, as applicable, could not have been presented for payment elsewhere;

(v) in respect of any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(vi) to any Holder of a Debt Security or beneficiary of a Guarantee that is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of a Relevant Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, or a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof;

(vii) in respect of any Taxes imposed as a result of the holder or beneficial owner of a Note or Guarantee being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid U.S. federal income tax;

(viii) in respect of any Taxes imposed as a result of the holder or beneficial owner of a Note or Guarantee being or having been a “10-percent shareholder”, as defined in section 871(h)(3) of the Internal Revenue Code of 1986 (the “Code”), or any successor provision, of the Issuer;

(ix) in respect of any Taxes imposed as a result of the holder or beneficial owner of a Note being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

(x) in respect of any Taxes imposed by reason of the failure of the holder or beneficial owner of a Note, including any intermediary that holds a Note, to fulfill the statement requirements of section 871(h) or section 881(c) of the Code or any successor provision;

(xi) in respect of any Taxes imposed pursuant to section 871(h)(6) or section 881(c)(6) of the Code (or any successor provisions);

(xii) in respect of any Taxes that are payable otherwise than by deduction or withholding from payments on or in respect of any Debt Securities or Guarantees; or

(xiii) in the case of any combination of the above listed items.

(b) In addition, any amounts to be paid on the Debt Securities will be paid net of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and no additional amounts will be required to be paid on account of any such deduction or withholding.

(c) In the event that any withholding or deduction for or on account of any Taxes is required in respect of any payment of principal of or interest on the Debt Securities of any Series or any payment under the related Guarantee, at least five New York Business Days prior to the date of such payment, the Issuer or the Guarantor, as applicable, will furnish to the Trustee and the Paying Agent, if other than the Trustee, an Officers’ Certificate specifying the amount required to be withheld or deducted on such payment, certifying that the Issuer or the Guarantor, as applicable, shall pay such amounts required to be withheld to the appropriate governmental authority and certifying the fact that the Additional Amounts will be payable and the amounts so payable to each Holder (unless such Additional Amounts are not required to be paid pursuant to the exceptions described above), and that the Issuer or the Guarantor, as applicable, will pay to the Trustee or such Paying Agent the Additional Amounts required to be paid; provided that no such Officers’ Certificate will be required prior to any date of payment of principal of or interest on any such Debt Securities or any such Guarantees, as applicable, if there has been no change with respect to the matters set forth in a prior Officers’ Certificate. The Trustee and each Paying Agent may rely on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished as evidence of the fact that no withholding or deduction for or on account of any Taxes is required. The Issuer and the Guarantor covenant to indemnify the Trustee and any Paying Agent for and to hold them harmless against any loss, liability or expense reasonably incurred without fraudulent activity, gross negligence or willful misconduct on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any such Officers’ Certificate furnished pursuant to this paragraph or on the fact that any Officers’ Certificate contemplated by this paragraph has not been furnished.

(d) Whenever there is mentioned, in any context, the payment of amounts based upon the principal amount of any applicable Debt Securities or of principal, premium or interest in respect of any Debt Securities, such mention shall be deemed to include the payment of Additional Amounts provided for in the Indenture, to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the Indenture.

(e) The foregoing provisions of (a), (b), (c) and (d) of this paragraph 3 shall apply in the same manner with respect to the jurisdiction in which any successor Person to the Issuer or the Guarantor is organized or resident for tax purposes or any authority therein or thereof having the power to tax (a “Successor Jurisdiction”), substituting such Successor Jurisdiction for the applicable Relevant Jurisdiction.

(f) The Issuer’s and the Guarantor’s respective obligations to make payments of Additional Amounts under the terms and conditions described above in this paragraph 3 will survive any termination, defeasance or discharge of the Indenture.

4. Tax Redemption. (a) Each Series of Debt Securities may be redeemed at any time, at the option of the Issuer, in whole but not in part, upon notice as described below, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption (for the avoidance of doubt, along with Additional Amounts, if any, then due and which will become due on the date fixed for redemption), if (i) as a result of any change in, or amendment to, the laws or regulations of a Relevant Jurisdiction (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the applicable Successor Jurisdiction), or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date (or, in the case of Additional Amounts payable by a successor Person to the Issuer or the Guarantor, the date on which such successor Person became such pursuant to the applicable provisions of the Indenture) (a “Tax Change”), the Issuer or the Guarantor or any such successor Person is, or would be, obligated to pay Additional Amounts upon the next payment of principal or interest in respect of such Debt Securities or the next payment under the relevant Guarantee, as applicable, and (ii) such obligation cannot be avoided by the Issuer or the Guarantor or such successor Person, as applicable, taking reasonable measures available to it.

(b) Prior to the giving of any notice of redemption of a Series of Debt Securities pursuant to of this paragraph 4, the Issuer or the Guarantor or any such successor Person to the Issuer or the Guarantor, as applicable, shall deliver to the Trustee (i) a notice of such redemption election, (ii) an opinion of an Independent Legal Counsel or an opinion of an Independent Tax Consultant to the effect that the Issuer or the Guarantor or any such successor Person is, or would become, obligated to pay such Additional Amounts as the result of a Tax Change and (iii) an Officers’ Certificate of the Issuer or the Guarantor or such successor Person, stating that such amendment or change has occurred, describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer or the Guarantor or the relevant successor Person, as applicable, taking reasonable measures available to it.

(c) Notice of redemption of a Series of Debt Securities as provided above shall be given to the Holders not less than 10 nor more than 60 days prior to the date fixed for redemption. Notice having been given, the relevant Debt Securities shall become due and payable on the date fixed for redemption and will be paid at the redemption price, together with accrued and unpaid interest, if any, to, but not including, the date fixed for redemption, at the place or places of payment and in the manner specified in the relevant Debt Securities. From and after the redemption date, if moneys for the redemption of such Debt Securities shall have been made available as provided in the Indenture for redemption on the redemption date, such Debt Securities shall cease to bear interest, and the only right of the Holders of such Debt Securities shall be to receive payment of the redemption price and accrued and unpaid interest, if any, to, but not including, the date fixed for redemption. All Debt Securities that are redeemed shall be cancelled.

5. Optional Redemption. The Issuer may, at any time upon giving not less than 10 nor more than 60 days’ notice to Holders of a Series of Debt Securities, redeem such Series of Debt Securities, in whole or in part; provided that the principal amount of any Debt Security remaining Outstanding after redemption in part shall be US$200,000 or an integral multiple of US$1,000 in excess thereof. The redemption price for any Debt Securities to be redeemed prior to the Applicable Par Call Date will be equal to the greater of (i) 100% of the aggregate principal amount of the Debt Securities to be redeemed and (ii) the sum, as determined by the Independent Investment Banker based on the Reference Treasury Dealer Quotations, of the present values of the Remaining Scheduled Payments, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus [ ] basis points plus, in the case of each of clause (i) or (ii), accrued and unpaid interest thereon to, but not including, the redemption date for such Debt Securities. On or after the Applicable Par Call Date, the redemption price will be equal to 100% of the aggregate principal amount of the relevant Series of Debt Securities to be redeemed, plus accrued and unpaid interest thereon to, but not including, the redemption date for such Debt Securities. Neither the Trustee nor the Paying Agent shall be responsible for verifying or calculating the redemption price payable to Holders of a Debt Security. If only some of the Debt Securities of any Series are to be redeemed, while such Debt Securities are in global form, the Debt Securities of such Series to be redeemed will be selected by the applicable clearing system and/or stock exchange requirements, or while such Debt Securities are in certificated form, by the Trustee on a pro rata basis, by lot or by such method as the Trustee in its sole discretion deems fair and appropriate, unless otherwise required law.

6. Open Market Purchases. The Issuer or the Guarantor or any of the Guarantor’s Subsidiaries may, in accordance with all applicable laws and regulations, at any time purchase the Debt Securities in the open market or otherwise at any price, so long as such purchase does not otherwise violate the terms of the Indenture. The Debt Securities so purchased, while held by or on behalf of the Issuer or the Guarantor or any of the Guarantor’s Subsidiaries, shall not be deemed to be Outstanding for the purposes of determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of such Series have given any request, demand, authorization, direction, notice, consent or waiver hereunder.

7. [Intentionally omitted]

8. [Intentionally omitted]

9. Events of Default. (a) For each Series of Debt Securities, each of the following is an Event of Default (an “Event of Default”) for such Series of Debt Securities:

(i)

failure to pay principal or premium in respect of any Debt Security of such Series by the due date for such payment, but in the case of technical or administrative difficulties, only if the default continues for a period of two days;

(ii)	failure to pay interest on any Debt Security of such Series within 30 days after the due date for such payment;

(iii)	the Issuer or the Guarantor defaults in the performance of or breaches its obligations under Section 5.1 of the Indenture;

(iv)

the Issuer or the Guarantor defaults in the performance of or breaches any covenant or agreement in the Indenture or under such Series of Debt Securities (other than a default specified in clause (i), (ii) or (iii) above) and such default or breach continues for a period of 90 consecutive days after written notice to the Issuer and the Guarantor, as applicable, by the Trustee or the Holders of 25% or more in aggregate principal amount of such Series of Debt Securities then Outstanding;

(v)

the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or (b) a decree or order adjudging the Issuer or the Guarantor bankrupt or insolvent, or approving as final and nonappealable a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property or ordering the winding up or liquidation of their respective affairs (or any similar relief granted under any foreign laws), and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive calendar days;

(vi)

the commencement by the Issuer or the Guarantor of a voluntary case or proceeding under any applicable state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Issuer or the Guarantor under any applicable bankruptcy, insolvency or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Issuer or the Guarantor or of any substantial part of their respective property pursuant to any such law, or the making by the Issuer or the Guarantor of a general assignment for the benefit of creditors in respect of any indebtedness as a result of an inability to pay such indebtedness as it becomes due, or the admission by the Issuer or the Guarantor in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer or the Guarantor that resolves to commence any such action; and

(vii)

the relevant Series of Debt Securities, the relevant Guarantee or the Indenture is or becomes or is claimed to be unenforceable, invalid, ceases to be in full force and effect by the Issuer or the Guarantor, as applicable, or is deemed to contravene, breach or violate the laws of any relevant jurisdiction;

provided, however, a default under subparagraph (a)(iv) above will not constitute an Event of Default until the Trustee or the Holders of 25% in aggregate principal amount of the then Outstanding Debt Securities of the relevant Series notify the Issuer and the Guarantor of the default and the Issuer or the Guarantor, as applicable, does not cure such default within the time specified in subparagraph (a)(iv) above after receipt of such notice.

(b) If an Event of Default (other than an Event of Default described in subparagraphs (a)(v) and (vi) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the relevant Series of Debt Securities then Outstanding by written notice to the Issuer and the Guarantor (and to the Trustee if notice is given by the Holders) as provided in the Indenture may or the Trustee acting on the directions of the Holders of at least 25% in aggregate principal amount of the relevant Series of Debt Securities (subject to receipt of indemnity and/or security satisfactory to the Trustee) shall then declare the unpaid principal amount of the Debt Securities of such Series and any accrued and unpaid interest thereon (and any Additional Amounts payable in respect thereof) to be due and payable immediately upon receipt of such notice.

(c) If an Event of Default in subparagraphs (a)(v) or (vi) above shall occur, the unpaid principal amount of all the Debt Securities of such Series then Outstanding and any accrued and unpaid interest thereon will automatically, and without any declaration or other action by the Trustee or any Holder of such Debt Securities, become immediately due and payable.

(d) After a declaration of acceleration but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a Majority in aggregate principal amount of the affected Debt Securities then Outstanding may, subject to Section 15.2, waive all past Defaults and rescind and annul such acceleration if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all Events of Default in respect of such Series of Debt Securities, other than the non-payment of principal, premium, if any, or interest on such Debt Securities that became due solely because of the acceleration of such Debt Securities, have been cured or waived.

(e) Subject to Section 7.1 of the Indenture, in case an Event of Default of a Series of Debt Securities shall occur and be continuing, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Indenture at the written request, order or direction of any of the Holders of such Debt Securities, unless such Holders shall have instructed in writing and offered to the Trustee security and/or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Subject to certain provisions, including those requiring security and/or indemnification of the Trustee, the Holders of a Majority in aggregate principal amount of such Series of Debt Securities then Outstanding will have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

(f) Subject to Section 6.6 of the Indenture, no Holder of any Debt Securities will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, the Debt Securities or the Guarantee, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1) such Holder has previously given to the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in aggregate principal amount of such Series of Debt Securities then Outstanding have made written request to the Trustee to institute such proceeding;

(3) such Holder or Holders have instructed in writing and offered indemnity and/or security satisfactory to the Trustee against any loss, liability or expense; and

(4) the Trustee has failed to institute such proceeding, and has not received from the Holders of a Majority in aggregate principal amount of such Series of Securities then Outstanding a written direction inconsistent with such request, within 60 days after such notice, request and offer;

provided, however, that these limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of the right to receive payment of the principal of or interest on such Debt Security on or after the applicable due date specified in any such Debt Security. The Trustee shall not be required to expend its funds in following such direction if it does not reasonably believe that reimbursement or indemnity and/or security is assured to it.

10. Replacement, Exchange and Transfer of Securities. (a) Subject to Section 2.8 of the Indenture, in case any Debt Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Issuer will execute, and upon the request of the Issuer, the Trustee shall authenticate and deliver, a new Debt Security bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Debt Security, or in lieu of and in substitution for the apparently destroyed, lost or stolen Debt Security. In every case, the applicant for a substitute Debt Security shall furnish to the Issuer and to the Trustee such security and/or indemnity as may be required by each of them to indemnify, defend and to save each of them and any agent of the Issuer or the Trustee harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such Debt Security and of the ownership thereof. Upon the issuance of any substitute Debt Security, the Holder of such Debt Security, if so requested by the Issuer, shall pay a sum sufficient to cover any stamp duty, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected with the preparation and issuance of the substitute Debt Security.

(b) Subject to Section 2.6 of the Indenture, and subject to Paragraph 10(e) hereof, a Certificated Security or Securities may be changed for an equal aggregate principal amount of Certificated Securities in different authorized denominations, and a beneficial interest in the Global Security may be exchanged for Certificated Securities in authorized denominations or for a beneficial interest in another Global Security by the Holder or Holders surrendering the Debt Security or Securities for exchange at the specified office of the Transfer Agent or at the office of a Transfer Agent, together with a written request for the exchange. Certificated Securities will only be issued in exchange for interests in a Global Security pursuant to Section 2.5(e) through (i) of the Indenture.

(c) Subject to Section 2.6 of the Indenture, a Certificated Security may be transferred in whole or in a smaller authorized denomination by the Holder or Holders surrendering the Certificated Security for transfer at the office of the Transfer Agent accompanied by an executed instrument of transfer substantially as set forth in Exhibit G to the Indenture.

(d) The costs and expenses of effecting any transfer, registration or exchange pursuant to this Paragraph 10 will be borne by the Issuer, except for the expenses of delivery (if any) not made by regular mail and the payment of a sum sufficient to cover any stamp duty, tax or governmental charge or insurance charge that may be imposed in relation thereto, which will be borne by the Holder.

(e) The Transfer Agent may decline to accept any request for an exchange or registration of transfer of any Debt Security during the period of 15 days preceding the due date for any payment of principal of or interest on the Debt Securities.

11. Trustee. For a description of the duties and the immunities and rights of the Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Trustee to the Holder hereof are subject to such immunities and rights.

12. Paying Agents; Transfer Agents; Registrar. The Issuer has initially appointed the Paying Agent, Transfer Agent and Registrar listed at the end of this Debt Security. The Issuer may at any time appoint additional or other Paying Agents, Transfer Agents and Registrars and terminate the appointment of those or any Paying Agent, Transfer Agent and Registrar, provided that while the Debt Securities are Outstanding the Issuer will maintain (i) a Paying Agent, (ii) an office or agency where the Debt Securities may be presented for exchange, transfer and registration of transfer as provided in the Indenture and (iii) a registrar.

For so long as this Series of Debt Securities are listed on the SGX-ST and the rules of the SGX-ST so require, the Issuer shall appoint and maintain a Paying Agent in Singapore, where this Series of Debt Securities may be presented or surrendered for payment or redemption, in the event that a Global Security is exchanged for Certificated Securities. In addition, in the event that a Global Security is exchanged for Certificated Securities, an announcement of such exchange shall be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the Certificated Securities, including details of the Paying Agent in Singapore.

13. Enforcement. Except as provided in Section 6.6 of the Indenture, no Holder of any Debt Securities shall have any right by virtue of or by availing itself of any provision of the Indenture or the Debt Securities to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture or the Debt Securities, or for any other remedy hereunder or under the Securities, unless (a) such Holder previously shall have given to the Trustee written notice of Default and of the continuance thereof with respect to the Debt Securities, (b) the Holders of not less than 25% in aggregate principal amount Outstanding of the Debt Securities shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have provided to the Trustee such indemnity and/or security as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (c) the Trustee for 60 days after its receipt of such notice, request and provision of indemnity and/or security shall have failed to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.8 of the Indenture, it being understood and intended, and being expressly covenanted by every Holder of Debt Securities with every other Holder of Debt Securities and the Trustee, that no one or more Holder shall have any right in any manner whatever by virtue or by availing itself of any provision of the Indenture or of the Debt Securities to affect, disturb or prejudice the rights of any other Holder of Debt Securities or to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture or under the Debt Securities, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. The Trustee shall not be required to expend its funds in following such direction if it does not reasonably believe that reimbursement or indemnity and/or security is assured to it. For the protection and enforcement of this paragraph, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

14. Notices. All notices or demands required or permitted by the terms of the Debt Securities or the Indenture to be given by the Holders of the Debt Securities are required to be in writing and may be given or served by being sent by prepaid courier or first-class mail, if intended for the Issuer or the Guarantor, addressed to the Issuer or the Guarantor, as applicable, if intended for the Trustee, at the Corporate Trust Office of the Trustee.

Any notices required to be given to the Holders of the Debt Securities will be given to DTC, as the registered holder of the Global Securities. In the event that the Global Securities are exchanged for individual Debt Securities in certificated form, notices to Holders of the Debt Securities will be sent by prepaid courier or first-class mail addressed to such Holder at such Holder’s last address as it appears in the Register.

15. Further Issues of Securities. The Issuer may, from time to time, without the consent of the Holders of the Debt Securities, create and issue further securities having the same terms and conditions as this Series of Debt Securities in all respects (or in all respects except for the Issue Date, the issue price, the first payment of interest on them and, to the extent necessary, certain temporary securities law transfer restrictions). Additional Securities issued in this manner will be consolidated with the previously Outstanding Debt Securities of the relevant Series to constitute a single Series of Debt Securities. The Issuer may only issue any Additional Securities with the same CUSIP number as the Debt Securities issued hereunder if such further issuance would be treated as part of the same “issue” as the Securities issued hereunder within the meaning of United States Treasury regulation section 1.1275-1(f) or 1.1275-2(k) or would otherwise be fungible with the relevant Series of Debt Securities issued hereunder for United States federal income tax purposes.

16. No Sinking Fund. These Debt Securities will not be subject to any sinking fund.

17. Authentication. These Debt Securities shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee or the Registrar.

18. Governing Law. (a) These Debt Securities will be governed by and interpreted in accordance with the law of the State of New York.

(b) The Issuer has agreed that any action arising out of or based upon the Securities may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and has irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. The Issuer has irrevocably appointed TSMC North America as its agent upon which process may be served in any such action.

(c) To the extent that the Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its Obligations under the Indenture or these Debt Securities.

19. Currency Indemnity. To the fullest extent permitted by law, the obligations of the Issuer or the Guarantor to any Holder of Debt Securities under this Indenture or the Debt Securities or the Guarantees, as the case may be, shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Holder or the Trustee, as the case may be, of any amount in the Judgment Currency, as, in accordance with normal banking procedures Agreement Currency may be purchased with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the amount originally to be paid to such Holder or the Trustee, as the case may be, in the Agreement Currency, the Issuer and the Guarantor agree, as a separate obligation and notwithstanding such judgment, to pay the difference and if the amount of the Agreement Currency so purchased exceeds the amount originally to be paid to such Holder, such Holder or the Trustee, as the case may be, agrees to pay to or for the account of the Issuer or the Guarantor such excess, provided that such Holder shall not have any obligation to pay any such excess as long as a Default by the Issuer or the Guarantor in its obligations under the Indenture or the relevant Series of Debt Securities or the related Guarantee has occurred and is continuing, in which case such excess may be applied by such Holder to such obligations.

20. Headings. The descriptive headings appearing in these Terms are for convenience of reference only and shall not alter, limit or define the provisions hereof.

21. Certain Definitions.

“Applicable Par Call Date” means with respect to a Series of Debt Securities, the date specified in the Reverse of Debt Securities (Terms and Conditions of the Debt Securities) for such Debt Securities.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the Remaining Term of the applicable Debt Securities to be redeemed pursuant to paragraph 5 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Term of such Debt Securities.

“Comparable Treasury Price” means, with respect to any redemption date as described under paragraph 5, (1) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Issuer obtains fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer from time to time to act in such capacity.

“Issue Date” means [    ].

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in the United States of America.

“Reference Treasury Dealer” means (1) Goldman Sachs International and its successors; provided, however, that if Goldman Sachs International and its successors cease to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealers selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Issuer, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third New York Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to any Debt Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption (assuming such Debt Security matured on the Applicable Par Call Date); provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Debt Security, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Remaining Term” means, with respect to any Debt Security to be redeemed pursuant to paragraph 5, the period from the relevant redemption date to the Applicable Par Call Date.

“Treasury Rate” means, with respect to any redemption date as described under paragraph 5, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third New York Business Day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, the Issuer will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Paying Agent(s): [The Trustee]

Transfer Agent(s): [The Trustee]

Registrars: [The Trustee]

EXHIBIT D

FORM OF GUARANTEE

This GUARANTEE is made as of [         ] by Taiwan Semiconductor Manufacturing Company Limited, as guarantor (the “Guarantor”) in respect of the Debt Securities (as hereinafter defined) of TSMC Arizona Corporation (the “Issuer”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

WHEREAS, the Issuer has proposed to issue [US$][             ] [         ]% [Title of Securities] Due [             ] (each Debt Security of this Series a “Debt Security” and, collectively, the “Debt Securities”) pursuant to an Indenture (the “Indenture”) dates as of [•], 2021, between the Issuer, the Guarantor and Citibank, N.A., as Trustee (the “Trustee”);

WHEREAS, the Guarantor has agreed to issue this guarantee (the “Guarantee”) for the purpose of guaranteeing to the Holder of the Securities upon which this Guarantee is endorsed (the “Holder”), upon the terms and conditions hereinafter set forth, the performance by the Issuer of its Obligations to make payments with respect to principal of, premium, if any, interest and Additional Amounts, if any, on the Securities;

NOW, THEREFORE, for value received, the Guarantor hereby agrees as follows:

The Guarantor hereby fully, unconditionally and irrevocably guarantees to the Holder of the Debt Securities upon which this Guarantee is endorsed and to the Trustee and its successors and assigns, that:

(i)

the principal of, and premium, if any, and interest on (including any Additional Amounts payable in respect thereof), on the Debt Securities will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, acceleration, redemption or otherwise;

(ii)

all other Obligations of the Issuer to the Holders and the Trustee under the Indenture or under the Debt Securities for payment will be promptly paid in full and performed, all in accordance with the terms of the Indenture and under the Debt Securities; and

(iii)

in case of any extension of time of payment or renewal of any Debt Securities or any of such other Obligations for payment, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise.

If the Issuer fails to pay a guaranteed amount when due, for whatever reason, the Guarantor shall be obligated to pay such amount before failure to pay becomes an Event of Default, without the necessity of action by any Holder of a Debt Security or the Trustee. All payments made under this Guarantee shall be made in the currency of the guaranteed obligation.

The Guarantor hereby agrees that its obligations to make payments hereunder shall be absolute and unconditional, irrespective of, and unaffected by any invalidity, irregularity or unenforceability of any Debt Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any action to enforce the same, any increase, reduction or other change in, or discontinuance of, the terms of the Securities, any extensions of time or other indulgences granted to the Issuer or any other Persons, or any other circumstances which might otherwise constitute a legal or equitable discharge or defence of the Guarantor (other than the defence of payment).

The Guarantor hereby waives the effects of all of the events described in Section 11.1(d) of the Indenture and agrees that the occurrence of any one or more of the events shall not alter or impair the liability of the Guarantor hereunder, in each case, to the extent permitted by law.

The Guarantor further agrees that its Guarantee herein will continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of the Issuer or otherwise.

The Guarantor agrees that it will not be entitled to any right of subrogation in respect of any Guaranteed Obligations until payment in full in cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations of all Obligations. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash in U.S. dollars, U.S. Government Obligations, or a combination of cash in U.S. dollars and U.S. Government Obligations, such amount shall be held by the Guarantor in trust for the Trustee and the Holders, segregated from other funds of the Guarantor, and will, forthwith upon receipt by the Guarantor, be turned over to the Trustee in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Trustee, if required), to be applied against the Obligations.

The Guarantor hereby certifies and declares that all acts, conditions and things required to be done and performed and to have happened prior to the creation and issuance of this Guarantee, and to constitute the same the valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with the applicable laws of the State of New York.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee are expressly set forth in the Indenture. Reference is hereby made to the Indenture for the precise terms of the obligations of the Guarantor, which are incorporated herein by reference.

This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on the Debt Security to which this Guarantee is endorsed shall have been executed manually electronically or by facsimile by the Trustee.

This Guarantee will be governed by and interpreted in accordance with the law of the State of New York. The Guarantor has agreed that any action arising out of or based upon the Debt Securities may be instituted in any U.S. federal or New York State court located in the Borough of Manhattan, The City of New York, and has irrevocably submitted to the non-exclusive jurisdiction of any such court in any such action. The Guarantor has irrevocably appointed TSMC North America as its agent upon which process may be served in any such action. To the extent that the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under the Indenture, the Debt Securities or the Guarantee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of [     ].

TAIWAN SEMICONDUCTOR MANUFACTURING COMPANY LIMITED, as Guarantor

By:
Name:
Title:

EXHIBIT E

AUTHORIZATION

Reference is made to the Indenture, dated as of [        ] (the “Indenture”) by and among TSMC Arizona Corporation (the “Issuer”), Taiwan Semiconductor Manufacturing Company Limited, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

The undersigned, acting on behalf of the Issuer in the capacity specified below, hereby certifies that:

(A) Pursuant to Section 2.1 of the Indenture, there is hereby established a Series of Debt Securities, the [Title of Securities] (the “Debt Securities”), to be issued in the initial aggregate principal amount of [US$] [Other Currency]                      and delivered under the Indenture.

(B) In accordance with Section 2.1(c) of the Indenture, the Debt Securities shall have the following terms: [                    ]

(C) The Securities shall have the terms and be subject to the conditions set forth in the [supplemental indenture attached hereto as Annex A and] certificate[s] representing the Securities, [a] true, correct and complete specimen[s] of which [is] [are] attached hereto as Annex [A][B].

This Authorization shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the Issuer has caused this Authorization to be duly executed.

Dated:                 , 20

By:
Name:
Title:

[Annex A    Supplemental Indenture]

Annex B     Form of Debt Security

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EXHIBIT F

TSMC ARIZONA CORPORATION

FORM OF INCUMBENCY CERTIFICATE

I, [Name], and I, [Name], an Authorized Officer for purposes of the Indenture (as defined below), each acting on behalf of TSMC ARIZONA CORPORATION (the “Issuer”), hereby certify that:

(A) each person listed below (other than myself) is (i) an Authorized Officer for purposes of the Indenture (the “Indenture”), dated as of October [●], 2021, by and among the Issuer, Taiwan Semiconductor Manufacturing Company Limited, as guarantor (the “Guarantor”), and Citibank, N.A., as trustee (the “Trustee”), (ii) duly elected or appointed or authorized, qualified and acting as such officer or authorized person and (iii) in the case of [Name], the duly authorized person who executed or will execute the Indenture and [     %] [Type of Securities] Due(the “Debt Securities”) by his or her manual, electronic or facsimile signature and was at the time of such execution, duly elected or appointed or authorized, qualified and acting as such officer or authorized person; and

(B) each signature appearing below is the person’s genuine signature.

Schedule I

Name	Designation	Specimen signature

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

By:
Name:
Title:

IN WITNESS WHEREOF, I have hereunto signed my name.

Date:

By:
Name:
Title:

EXHIBIT G

FORM OF TRANSFER CERTIFICATE

FOR VALUE RECEIVED, the undersigned hereby transfers to

(PRINT NAME AND ADDRESS OF TRANSFEREE)

[US$] [Other Currency]    principal amount of this [Title of Debt Security], and all rights with respect thereto, and irrevocably constitutes and appoints as attorney to transfer this Debt Security on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature :
Signed

Note:

(i)	The signature on this transfer form must correspond to the name as it appears on the face of this Debt Security.

(ii)	A representative of the Holder should state the capacity in which he or she signs (e.g., executor).

(iii)

The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered Holder or shall be certified by a recognized bank, notary public or in such other manner as the Trustee or a paying agent may require.

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

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